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                              AGREEMENT OF PURCHASE

                               AND SALE OF ASSETS

                                  by and among

                               OLDCASTLE MMG, INC.

                                  as the Buyer

                                       and

                                  MONROC, INC.

                                  as the Seller

                                       and

                              U.S. AGGREGATES, INC.

                                       and

                            OLDCASTLE MATERIALS, INC.



                                February 5, 2002





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

                                TABLE OF CONTENTS


                                                                            PAGE

PREAMBLE......................................................................1

RECITALS......................................................................1

 1.    Purchase and Sale of Assets............................................1
       1.1         Acquired Assets............................................1
       1.2.        Excluded Assets............................................2
       1.3.        Purchase Price.............................................3
       1.4.        Adjustments to Purchase Price..............................3
       1.5.        Closing Date...............................................5

 2.    Liabilities............................................................5
       2.1.        Liabilities Assumed by Buyer...............................5
       2.2.        Liabilities Not Assumed by Buyer...........................6

 3.    Allocation of Purchase Price...........................................7

 4.    Representations and Warranties of the Sellers..........................7
       4.1.        Organization and Qualification.............................7
       4.2.        Authority..................................................7
       4.3.        Financial Condition........................................7
                   4.3.1.     Financial Statements............................7
                   4.3.2.     Absence of Certain Changes......................8
                   4.3.3.     No Transfers....................................9
       4.4.        Tax Matters................................................9
                   4.4.1.     Tax Returns; Disputes...........................9
                   4.4.2.     Section 168.....................................9
                   4.4.3.     FIRPTA  10
                   4.4.4.     Tax Definitions................................10
       4.5.        Litigation and Claims.....................................10
                   4.5.1.     Litigation Pending or Threatened...............10
                   4.5.2.     Operations Enjoined............................10
                   4.5.3.     Violation of Law; Permits......................10
       4.6.        Properties and Assets of the Sellers......................11
                   4.6.1.     Title to Real Property.........................11
                           4.6.1.1.   Maintenance............................13
                           4.6.1.2.   Assessments............................14
                           4.6.1.3.   Binding Commitments....................14
                           4.6.1.4.   Title Documents........................14
                           4.6.1.5.   No Breach or Event of Default;
                                      Property Leases........................14
                           4.6.1.6    Violation of Law.......................14
                   4.6.2.     Personal Property..............................15
       4.7.        Insurance.................................................15

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       4.8.        Labor and Employment Matters..............................15
                   4.8.1.     Labor and Employment Definitions...............15
                   4.8.2.     Employee Benefit Plans.........................16
                   4.8.3.     Benefit Obligations............................17
                   4.8.4.     Performance....................................17
                   4.8.5.     Compensation...................................17
                   4.8.6.     Resignations...................................17
                   4.8.7.     Collective Bargaining Agreements...............17
                   4.8.8.     Termination of Employment......................18
       4.9.        Compensation of and Indebtedness to and from Employees....18
                   4.9.1.     Employee Compensation..........................18
                   4.9.2.     Indebtedness...................................18
       4.10.       Contracts.................................................18
       4.11.       Environmental Matters.....................................19
                   4.11.1.    Hazardous Materials............................19
                   4.11.2.    Environmental Requirements.....................19
                   4.11.3.    Notice of Violations...........................19
                   4.11.4.    Potentially Responsible Party..................20
                   4.11.5.    Environmental Reports..........................20
                   4.11.6.    Definitions....................................20
       4.12.       Agreement Not in Breach of Other Instruments..............21
       4.13.       Regulatory Approvals......................................22
       4.14.       Inventories...............................................22
       4.15.       Ownership of Capital Stock................................20
       4.16.       Brokerage.................................................22
       4.17.       Customers.................................................22
       4.18.       Product Liability.........................................22
       4.19.       Sufficiency of Assets.....................................23
       4.20.       Preservation of Documents.................................23
       4.21.       Hart-Scott-Rodino.........................................23

 5.    Representations and Warranties of the Buyer...........................23
       5.1.        Organization and Qualification............................23
       5.2.        Authority.................................................23
       5.3.        Brokerage.................................................23
       5.4.        Hart-Scott-Rodino.........................................23

 6.    Employees.............................................................23
       6.1         Obligation to Employ......................................23
       6.2         Offers to Employ..........................................24

 7.    Company Closing Deliveries............................................24
       7.1.        Closing Documents.........................................26
       7.2.        Permits, Approvals and Authorizations.....................26
       7.3.        No Challenge or Violation of Orders.......................25
       7.4.        Evidence of Title.........................................26

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 8.    Buyer Closing Deliveries..............................................26
       8.1.        Closing Documents.........................................27
       8.2.        Permits, Approvals and Authorizations.....................27
       8.3.        No Challenge or Violation of Orders.......................26

 9.    Actions After the Closing Date........................................27
       9.1.        Cooperation...............................................27
       9.2.        Further Assurances........................................28
       9.3         Non-Compete and Non-Solicitation..........................27

 10.   Indemnification.......................................................29
                   10.1.1     Indemnification of the Buyer...................29
                   10.1.2.    Indemnification of the Company.................31
       10.2.       Survival..................................................31
                   10.2.1.    General Claims.................................32
                   10.2.2.    Environmental Claims...........................32
                   10.2.3.    Claims Barred Only by the Applicable
                              Statute of Limitations.........................32
                   10.2.4.    Limitations....................................32
       10.3.       Defense by the Indemnifying Party.........................32
       10.4.       Notice....................................................33
       10.5.       Waiver....................................................33
       10.6.       Accounts Receivable.......................................32
       10.7        Payment...................................................32

 11.   Miscellaneous Provisions..............................................34
       11.1.       Jurisdiction; Agent for Service...........................34
       11.2.       Construction..............................................34
       11.3.       Notices...................................................34
       11.4.       Payment of Expenses.......................................35
       11.5.       Assignment................................................36
       11.6.       Amendments and Waiver.....................................36
       11.7.       Survival..................................................36
       11.8.       Counterparts..............................................36
       11.9.       Headings..................................................36
       11.10.      Attorneys' Fees...........................................36
       11.11.      Binding Nature of Agreement...............................36
       11.12.      Severability..............................................37
       11.13.      Specific Performance......................................37
       11.14.      Complete Agreement........................................37
       11.15.      Drafting Presumption......................................35

                                       iii
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LIST OF EXHIBITS*

Exhibit A               Chicago Title Instruction Letter
Exhibit B               Contract Assignment
Exhibit C               Lease Assignment
Exhibit D               Bill of Sale


LIST OF SCHEDULES*

Schedule A             Operations:  Location; Type of Facility
Schedule 1.1           Permitted Encumbrances
Schedule 1.1(a)        Personal Property
Schedule 1.1(d)        Inventories
Schedule 1.1(e)        Contracts
Schedule 1.1(k)        Other Acquired Assets
Schedule 1.2(g)        Other Excluded Assets
Schedule 1.3(a)(ii)    Capital Leases and Debt to be Paid as of the Closing Date
Schedule 1.4(a)        Formula for Closing Date Allowance for Doubtful Accounts
Schedule 2.2(h)        Back Log Orders
Schedule 3             Purchase Price Allocation
Schedule 4.3.2         Certain Changes
Schedule 4.3.3         Transfers of Personal Property
Schedule 4.4.1         Tax Returns; Disputes
Schedule 4.5.1         Litigation Pending or Threatened
Schedule 4.5.3         Violation of Law; Permits
Schedule 4.6.1(a)      Title to Real Property
Schedule 4.6.1(c)      Zoning; Land Use
Schedule 4.6.1(d)      Eminent Domain
Schedule 4.6.1(g)      Taxes; Assessments
Schedule 4.6.1(h)      Strips; Gores
Schedule 4.6.1(j)      Water Rights
Schedule 4.6.1(k)      Mineral Rights
Schedule 4.6.1.1       Maintenance
Schedule 4.6.1.4       Title Documents
Schedule 4.6.1.5       Breach or Event of Default; Property Leases
Schedule 4.6.1.6       Violation of Law
Schedule 4.6.2         Personal Property
Schedule 4.8.2         Employee Benefits Plans
Schedule 4.8.2(b)      Multiemployer Plans
Schedule 4.8.2(c)      Pension Plans
Schedule 4.8.6         Employees
Schedule 4.8.7         Collective Bargaining Agreements
Schedule 4.8.7(b)      Claims; Controversies
Schedule 4.8.8         Employees not to be Terminated
Schedule 4.9.1         Key Employee Compensation


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Schedule 4.10.1        Material Contracts
Schedule 4.11.1        Hazardous Materials
Schedule 4.11.2        Environmental Requirements
Schedule 4.11.3        Notice of Violations
Schedule 4.11.4        Potentially Responsible Party
Schedule 4.13          Regulatory Approvals
Schedule 4.17          Customers
Schedule 4.18          Product Liability

*Exhibits and Schedules (with the exception of Schedule A attached hereto) have been omitted and will be provided in accordance with Item 601(b)(2) of Regulation S-K upon request.


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DEFINED TERMS


Acquired Assets ............................................................ 1.1
Actual Working Capital................................................... 1.4(a)
Actual Accounts Receivable............................................... 1.4(a)
Affiliate............................................................9.3(a)(iii)
Agreement...............................................................Preamble
Assumed Liabilities ........................................................ 2.1
Balance Sheet.......................................................... 4.3.1(a)
Balance Sheet Date .................................................... 4.3.1(a)
Bill of Sale ............................................................ 7.1(c)
Buyer...................................................................Preamble
Closing .................................................................... 1.5
Closing Balance Sheet.................................................... 1.4(a)
Closing Date ............................................................... 1.5
Closing Date Payment..................................................... 1.3(a)
COBRA....................................................................... 6.1
Code ..................................................................... 4.4.2
Company.................................................................Preamble
Contract Assignment ..................................................... 7.1(a)
Contracts ............................................................... 1.1(e)
Deferred Payment......................................................... 1.3(d)
Employee Benefit Plan .................................................... 4.8.1
Encumbrances ............................................................... 4.6
Environmental Claims .................................................... 10.2.2
Environmental Damages ................................................ 4.11.6(i)
Environmental Requirements .......................................... 4.11.6(ii)
ERISA .................................................................... 4.8.1
ERISA Affiliate .......................................................... 4.8.1
ERISA Plan ............................................................... 4.8.1
Excluded Assets ............................................................ 1.2
Excluded Liabilities ...................................................... 2.2A
Excluded Operations.....................................................Recitals
Excluded Operations Assets..............................................Recitals
Financial Statements .................................................. 4.3.1(a)
Former Real Property ................................................4.11.6(iii)
Fraud Claim ............................................................. 10.2.3
GAAP................................................................... 4.3.1(b)
Governmental Authority .............................................. 4.11.6(iv)
Hazardous Materials .................................................. 4.11.6(v)
Independent Accountants ................................................. 1.4(c)
Instruction Letter....................................................... 1.3(a)
Interest................................................................. 1.4(d)


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Inventories ............................................................. 1.1(d)
Key Employee.............................................................. 4.9.1
Lease Assignment ........................................................ 7.1(b)
Leased Property ....................................................... 4.6.1(a)
Limited Indemnity Claim ................................................. 10.2.4
Multiemployer Plan ....................................................... 4.8.1
Notice of Disagreement .................................................. 1.4(c)
Operations..............................................................Recitals
Owned Property ........................................................ 4.6.1(a)
Owned Water Rights..................................................... 4.6.1(j)
Pension Plan ............................................................. 4.8.1
Permits ................................................................. 1.1(f)
Permitted Encumbrances...................................................... 1.1
Personal Property ....................................................... 1.1(a)
Proper Authority Claim .................................................. 10.2.3
Property Leases ........................................................ 4.6.1.4
Purchase Price.............................................................. 1.3
Real Property ......................................................... 4.6.1(a)
Sellers.................................................................Preamble
Stockholder............................................................ Preamble
Tax Claim ............................................................... 10.2.3
tax return ............................................................... 4.4.4
taxes .................................................................... 4.4.4
Threshold Amount ........................................................ 10.2.4
Title Documents ........................................................ 4.6.1.4
WARN Act ....................................................................6.1
Water Rights........................................................... 4.6.1(j)
Welfare Plan ............................................................. 4.8.1
Working Capital Statement................................................ 1.4(b)

                    AGREEMENT OF PURCHASE AND SALE OF ASSETS

         This AGREEMENT (this "Agreement") is made this 5th day of February, 2002 by and among OLDCASTLE MMG, INC., a Utah corporation (the "Buyer"), on the one hand, and MONROC, INC., a Delaware corporation, (the "Company"), on the other hand, and, solely with respect to SECTIONS 9, 10, and 11, U.S. AGGREGATES, INC., a Delaware corporation, (the "Stockholder," and collectively with the Company, the "Sellers") and OLDCASTLE MATERIALS, INC., a Delaware Corporation, ("Oldcastle," and collectively with the Buyer, the "Buyers").

                                    RECITALS

         A. The Company operates certain businesses as described on SCHEDULE A at the locations within the state of Idaho described on SCHEDULE A (collectively, the "Operations"), and the Company owns, leases or has the right to use the assets used in, necessary for or related to the Operations as currently conducted by the Company. The Sellers also operate other businesses (collectively, the "Excluded Operations").

         B. The Company desires to sell the Operations and the assets used in and related to the Operations and to assign certain leases and other rights and obligations in connection with the Operations, and the Buyer desires to purchase such assets and assume such leases, rights and obligations. The Sellers desire to continue to own the Excluded Operations, and the assets used primarily in the conduct of the Excluded Operations, except those specifically being sold or leased in connection with this Agreement, will not be purchased by the Buyer (collectively, the "Excluded Operations Assets").

                                    AGREEMENT

         In consideration of the foregoing and the mutual covenants contained in this Agreement and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyers and the Sellers agree as follows:

     1.  PURCHASE AND SALE OF ASSETS.

         1.1 ACQUIRED ASSETS. On the Closing Date (as defined in SECTION 1.5 below), the Company agrees to sell and deliver to the Buyer, free and clear of all Encumbrances except for those set forth on SCHEDULE 1.1 (the "Permitted Encumbrances"), against payment therefor as provided in SECTION 1.3, all of the assets and properties of every kind which are primarily used by the Company in the Operations (except for the Excluded Operations Assets and those Excluded Assets listed in SECTION 1.2), including, without limitation, the following assets (all such assets and properties of the Company are collectively referred to hereinafter as the "Acquired Assets"):

                  (a) all fixtures, vehicles, machinery, equipment, rolling stock, tools, furniture, pallets, phones, office supplies and other items of personal property included on SCHEDULE 1.1(A) or used primarily by the Company in the Operations as of the Closing Date except those which are Excluded Assets (collectively, the "Personal Property");


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

                  (b) all Owned Property (as defined in SECTION 4.6.1);

                  (c) all right, title and interest in and to all Property Leases (as defined in SECTION 4.6.1);

                  (d) all inventories, including materials, spare parts, equipment, supplies and other similar items listed on SCHEDULE 1.1(D) or used by the Company primarily in the Operations as of the Closing Date (collectively, the "Inventories");

                  (e) all contracts of the Operations (including purchase orders and supply agreements) that are listed on SCHEDULE 1.1(E) and, in the Buyer's discretion, any contracts of the Operations not listed on
         SCHEDULE 1.1(E) that the Buyer determines to assume within a reasonable time after the Buyer becomes aware of such contract (the "Contracts");

                  (f) the federal, state, local and foreign licenses, permits, certificates of occupancy or use and other governmental approvals or authorizations used in or related to the Operations and listed on
         SCHEDULE 4.5.3 (collectively, "Permits") to the extent such Permits may be transferred;

                  (g) all rights and claims against third parties in respect of the Acquired Assets under express or implied warranties relating to the Acquired Assets from suppliers to the Company and all claims and rights of offset under the Property Leases, except to the extent they are primarily related to the Excluded Assets;

                  (h) all computer hardware, all licenses to the Command Alkon software and, to the extent transferable, licenses to all other software related to batch computers used by the Company primarily in the Operations;

                  (i) all accounts and notes receivable of the Company related to the Operations;

                  (j) the name "Monroc of Idaho," PROVIDED, HOWEVER, unless the Company otherwise agrees in writing, the Buyer shall not have the right to conduct operations under such name outside of the State of Idaho (notwithstanding the foregoing limitation, the Buyer shall not be deemed to have exceeded its rights hereunder if its use of the name "Monroc of Idaho" is restricted to the presence of such name on vehicles owned by the Buyer which are used outside of Idaho in the ordinary course of business); and

                  (k) all those assets specifically listed in SCHEDULE 1.1(K) hereto.

         1.2. EXCLUDED ASSETS. Notwithstanding anything contained in SECTION 1.1 hereof to the contrary, the Company is not selling, and the Buyer is not purchasing, any of the following assets owned by the Company, all of which shall be retained by the Company (collectively, the "Excluded Assets"):

                  (a) the Company's originals of books and records relating to the Acquired Assets and the Company's purchase and sales activities relating to the Operations and the Acquired Assets prior to the Closing Date, returns of taxes, including all supporting schedules, attachments, work papers and similar documents, for taxes accruing on or before the Closing Date; provided that the Company shall provide copies of all the aforementioned documents to the Buyer at the request of the Buyer, PROVIDED FURTHER, HOWEVER, that the Company shall not be required to deliver any pricing information or any information related to the Excluded Assets;

                  (b) any cash, cash equivalents, short term investments, petty cash, deposit accounts, checks received by the Company upon which collection has not been made, and long and short term securities owned by the Company as of the Closing Date;

                  (c) the rights which accrue or will accrue to the Company under this Agreement;

                  (d) the rights which accrue or will accrue to the Company under any employment or severance agreements between the Company and its employees or former employees, including any collective bargaining agreements to which the Company is a party;

                  (e) the rights which accrue or will accrue to the Company under any sales price or volume proposals or commitments, offers to sell or sales negotiations entered into or made by employees of or agents acting on behalf of the Company other than the proposals, executory sales contracts and firm offers in existence as of the Closing Date as set forth on SCHEDULE 2.2(H);

                  (f) all of the assets and properties of every kind which are not primarily used by the Company in the Operations;

                  (g) all those assets specifically listed in SCHEDULE 1.2(G) hereto.

         1.3. PURCHASE PRICE. As consideration for the Acquired Assets, the Buyer shall pay to the Company the aggregate sum of $21,750,000, as adjusted pursuant to SECTIONS 1.4(D), 10.6 and 10.7, (the "Purchase Price"), payable as follows. The Buyer shall also assume certain leases and other contracts and liabilities of the Company as set forth in SECTION 2.1.

                  (a) On the Closing Date, the Buyer shall pay $21,250,000 (the "Closing Date Payment") by wire transfer of immediately available funds to Chicago Title, to be held in escrow until such time as the requirements set forth in the instruction letter attached hereto as EXHIBIT A (the "Instruction Letter") have been satisfied, at which time the Closing Date Payment shall be distributed by wire transfer of immediately available funds as follows:

                     (i) $[               ]to the Company; and

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

                           (ii) an  aggregate of $[          ] to the persons or
                  entities set forth on SCHEDULE 1.3(A)(II) in full satisfaction of all amounts outstanding as of the Closing Date pursuant to the Company's secured debt and the Company's capital leases other than those leases listed on SCHEDULE 1.2(G), which leases and assets thereunder shall be retained by the Company.

                  (b) On the date that is one hundred eighty calendar days after the Closing Date, the Buyer shall pay to the Company $500,000 (the "Deferred Payment"), as adjusted pursuant to SECTIONS 1.4(D), 10.6 and 10.7, by wire transfer of immediately available funds. Until released to the Company, the Deferred Payment shall continue to be the property of the Buyer and shall provide security to the Buyer for the Sellers' performance of its obligations pursuant to SECTIONS 1.4 and 10.

                  (c) The parties hereby acknowledge and agree that the payment of the Purchase Price by the Buyer represents fair market value, based on an actual, arms-length transaction, in consideration for the acquisition of the Acquired Assets.

         1.4. ADJUSTMENTS TO THE PURCHASE PRICE.

                  (a) The Purchase Price shall be adjusted according to the difference between the Actual Working Capital of the Operations (as defined below) and $4,000,000. The "Actual Working Capital" shall be the sum of the book values of (i) saleable inventory related to the Operations, and (ii) accounts and notes receivable related to the Operations MINUS allowance for doubtful accounts, related to the Operations as reflected on the Company's balance sheet as of the Closing Date (the "Closing Balance Sheet"), which shall be prepared by the Sellers in accordance with generally accepted accounting principles and consistent with past practice except as otherwise agreed by the Company and the Buyer. The accounts and notes receivable related to the Operations MINUS allowance for doubtful accounts, related to the Operations as reflected on the Closing Balance Sheet are referred to herein as the "Actual Accounts Receivable." SCHEDULE 1.4(A) sets forth the formula to be used to determine the allowance for doubtful accounts as of the Closing Date.

                  (b) The Actual Working Capital shall be determined by the Sellers and a copy of the calculation thereof (the "Working Capital Statement") shall be delivered by the Sellers to the Buyer as soon as practicable following the Closing Date, but not later than 15 calendar days thereafter. Representatives of the Buyer shall have the right to participate with the representatives of the Sellers in the process of preparing the Working Capital Statement and shall have access to all data, schedules and work papers used by the Sellers in preparing the Closing Balance Sheet and the Working Capital Statement.

                  (c) The determination of Actual Working Capital shall become final and binding upon the parties on the 30th calendar day following receipt thereof by the Buyer unless the Buyer delivers written notice of its disagreement ("Notice of Disagreement") to the Company prior to such date. Any Notice of Disagreement shall specify the amounts set forth on the Working Capital Statement with which the Buyer disagrees. If a Notice of Disagreement is sent by the Buyer, then the Actual Working

         Capital (as recalculated in accordance with clause (x) or (y) below) shall become final and binding upon the parties on the earlier of (x) the date the parties hereto resolve in writing any differences they have with respect to any matter specified in the Notice of Disagreement or (y) the date any disputed amounts are finally determined in accordance with the balance of this paragraph. During the 30-day period following the delivery of a Notice of Disagreement, the Company and the Buyer shall seek in good faith to resolve in writing any differences which they may have with respect to any amount specified in the Notice of Disagreement or identified by either parties during said 30-day period. If, at the end of such 30-day period, the Company and the Buyer have not reached agreement on such amounts, the amounts which remain in dispute shall be recalculated by an accounting firm mutually agreed upon by the Company and the Buyer which firm shall not have had a business relationship with either party within the prior 24 months (the "Independent Accountants"). The Independent Accountants shall make a ratable allocation of their charges for such work as a part of their determination, based on the proportion by which the amount in dispute was determined in favor of one party or the other. Any amounts so recalculated shall be final and binding on the parties.

                  (d) If the Actual Working Capital is less than $4,000,000, then the Buyer shall reduce the Deferred Payment by the amount of such shortfall with interest thereon at a fluctuating rate that is at all times equal to the prime rate in effect from time to time at Citibank, N.A. (or similar financial institution) in New York on 90-day unsecured loans to substantial and responsible customers, calculated on the basis of the actual number of days elapsed from the Closing Date to the date of such reduction (interest calculated in the foregoing manner is referred to herein as "Interest"). If the Deferred Payment has been depleted pursuant to this SECTION 1.4(D) or SECTIONS 10.6 or 10.7, the Sellers shall promptly deliver to the Buyer the amount of such shortfall with Interest. If the Actual Working Capital is greater than $4,000,000, then the Buyer shall deliver to the Company the amount of such excess with Interest within five business days of the final determination of the Actual Working Capital.

         1.5. CLOSING DATE. The closing (the "Closing") of the purchase and sale of the Acquired Assets shall be held at 10:00 a.m. Eastern time on February 5, 2002 or on any other date or time as is mutually agreed by the parties hereto (such date and time being referred to herein as the "Closing Date"). The Closing shall be effective as of 12:01 a.m., Idaho time, on February 6, 2002.

     2.  LIABILITIES.

         2.1. LIABILITIES ASSUMED BY BUYER. As further consideration for consummation of the transactions contemplated hereby, the Buyer hereby assumes the obligations under those leases, contracts and agreements included in the Acquired Assets (including the Property Leases and the Contracts) to the extent that such obligations arise in and are related to periods after the Closing Date (the "Assumed Liabilities") and:

                  (a) the liability, if any, of the Company to pay employees terminated as of the Closing Date for accumulated vacation time, PROVIDED, THAT, the Buyer shall pay no more than $150,000 pursuant to such obligation.

         2.2. LIABILITIES NOT ASSUMED BY BUYER. Except for the Assumed Liabilities, the Buyer is not assuming any debts, obligations or liabilities of the Sellers whatsoever, whether known or unknown, actual or contingent, matured or unmatured, currently existing or arising in the future, including but not limited to the liabilities set forth below, whether such liabilities have been disclosed on the Financial Statements or not (collectively, the "Excluded Liabilities"), which shall remain the sole responsibility of the Sellers (whether or not the Buyer is alleged to have liability as a successor to the Company):

                  (a)  the  fees  and  expenses  of  legal  counsel,   auditors,
         accountants, environmental consultants and environmental engineers retained or employed by the Sellers for services rendered in connection with the preparation, negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby;

                  (b) any liability of the Sellers for taxes (as hereinafter defined) which arise, are assessed or become payable or due as of or prior to the Closing Date or arise out of the consummation of the transactions contemplated hereby or become payable by the Sellers as a result of purchases, sales or transfers as of or prior to the Closing Date, or other taxes of any kind or description except that (i) Buyer shall have sole responsibility for current real estate and personal property taxes with respect to the Acquired Assets to the extent such taxes relate to periods after the Closing Date, and (ii) Idaho state sales tax (under Title 63, Chapter 36 of the Idaho Code) incurred as result of the acquisition of the Operations, transfer of the Acquired Assets and the assumption of the Assumed Liabilities shall be shared equally by the Company and the Buyer;

                  (c) any liability or obligation to third parties (contingent or otherwise) of the Sellers related to periods prior to the Closing Date arising out of any claim or litigation;

                  (d) any liability or obligation for Environmental Damages related to periods prior to the Closing Date;

                  (e) any trade or other accounts payable related to periods prior to the Closing Date;

                  (f) any liability or obligation of the Sellers under those leases, contracts and agreements which are Acquired Assets (including the Property Leases and the Contracts) related to periods prior to the Closing;

                  (g) any liability or obligation of the Sellers under any employment or severance agreements between the Company and its employees or former employees, including any collective bargaining agreements to which the Company is a party;

                  (h) any liability or obligation of the Sellers under any sales price or volume proposals or commitments, offers to sell or sales negotiations entered into or made by employees of or agents acting on behalf of the Company other than the proposals, executory sales contracts and firm offers in existence as of the Closing Date as set forth on SCHEDULE 2.2(h); and

                  (i) any liability or obligation of the Sellers under those leases, contracts and agreements which are Excluded Assets (including the leases listed on SCHEDULE 1.2(g));

     3. ALLOCATION OF PURCHASE PRICE. The parties agree that the amount of the Purchase Price and the Assumed Liabilities that are liabilities for federal income tax purposes shall be allocated for federal income tax purposes among the Acquired Assets in accordance with Schedule 3. Subject to the requirements of applicable law, such allocation (and any amendments thereto by reason of adjustments to the Purchase Price hereunder) shall be binding upon the parties for the purposes of filing any return, report or schedule regarding taxes.

     4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Buyer, as of the date hereof and as of the Closing Date, as follows:

         4.1. ORGANIZATION AND QUALIFICATION. The Company is duly formed and validly existing as a corporation in good standing under the laws of the State of Delaware and has all corporate power and authority to own or lease and operate its properties and assets and to carry on its business in the manner in which such business is now being conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it or the character or location of the properties or assets owned or leased by it makes qualification necessary and material to the Company. The Company has no subsidiaries.

         4.2. AUTHORITY. The Sellers have full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and all other agreements to be executed in connection herewith by the Sellers have been duly executed and delivered by the Sellers, have been duly authorized by all necessary corporate action by the Sellers (including, without limitation, any required authorization by the board of directors and shareholders of the Sellers) and constitute legal, valid and binding obligations of the Sellers enforceable in accordance with their respective terms.

         4.3. FINANCIAL CONDITION.

              4.3.1. FINANCIAL STATEMENTS.

                  (a) The Company has furnished the Buyer with copies of the following (collectively, the "Financial Statements")": (i) the unaudited financial statements for the year ended December 31, 2001 (the "Balance Sheet Date"), including a balance sheet as at such dates (the balance sheet as at the Balance Sheet Date is referred to herein as the "Balance Sheet"); and (ii) the related statements of income and of changes in financial position for the fiscal year then ended, in each case derived from the unaudited financial statements of the Stockholder.

                  (b) The Financial Statements: (i) are correct and complete in all material respects; (ii) present fairly the results of operations included in such Financial Statements for the periods included therein; and (iii) do not omit any information necessary to make such Financial Statements not misleading.

                  (c) Since January 1, 2001, the Company has kept books, records and accounts relating to the Operations that, in reasonable detail, accurately and fairly reflect (A) the transactions and dispositions of assets of the Company and (B) the value of inventory. Neither the Company nor any employee, agent or shareholder of the Sellers, directly or indirectly, has made any payment of funds of any such entity or received or retained any funds relating to the Acquired Assets or the Operations in violation of any applicable law, rule or regulation.

              4.3.2. ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date, each of the Sellers has used its reasonable best efforts to preserve the business organization of the Operations intact, to keep available to the Buyer the services of all current employees of the Operations and to preserve the goodwill of the suppliers, customers, employees and others having business relations with the Operations. Since the Balance Sheet Date, the Company has conducted the Operations in the ordinary course, has maintained the Acquired Assets in at least as good order and condition as existed on the Balance Sheet Date (other than wear and tear as may be accounted for by reasonable use) and as is necessary to continue to conduct the Operations.

              Except as set forth on SCHEDULE 4.3.2, since the Balance Sheet Date there has not been:

                  (a) any material transaction by the Sellers relating to the Operations not in the ordinary and usual course of business;

                  (b) any material adverse change in the financial condition, assets, liabilities, business or prospects of the Operations, taken as a whole;

                  (c) any damage, destruction or loss, whether or not covered by insurance, affecting the Acquired Assets or the Operations;

                  (d) any material alteration in the manner in which the Company keeps its books, accounts or records relating to the Operations, or in the accounting principles and practices therein reflected;

                  (e) a termination, substantial modification or, to the knowledge of the Company, threatened termination or substantial modification of the Company's relationship with a material customer of the Operations (other than jobs completed in the ordinary course of business) or supplier or adverse event affecting any product or process used in connection with the Operations;

                  (f) a lease of, or commitment to acquire or lease,  any realty
         or  any  substantial   item  of  machinery  or  equipment  which  would
         constitute an Acquired Asset;

                  (g) any mortgage, pledge or lien, charge or other encumbrance placed upon any of the Acquired Assets;

                  (h) any sale, assignment or transfer of any asset, property or business relating to the Operations or cancellation of any debt or claim or waiver of any right relating to the Acquired Assets or the Operations, except in the ordinary course of business;

                  (i) any increase in the salary or other compensation payable or to become payable to any employee, officer or director of the Company, or the declaration, payment or commitment of any kind for the payment of a bonus or other compensation or benefit to any such employee, officer or director;

                  (j) any commitment for capital expenditures relating to the Operations, except as may have been necessary for ordinary repair, maintenance and replacement; or

                  (k) in general, any material change in the financial condition, operations, business, properties, assets, business prospects or manner of conducting the Operations, other than changes in the ordinary and usual course of business consistent with prior practice.

              4.3.3. NO TRANSFERS. Except as listed on SCHEDULE 4.3.3 hereof, the Acquired Assets include all the Personal Property of any kind, including but not limited to vehicles and any other rolling stock, used by the Company primarily in the conduct of the Operations as of December 31, 2001. Except as disclosed on SCHEDULE 4.3.3, there has been no transfer of any kind of any such Personal Property on or after December 31, 2001 to any unit, division or other portion of either Seller that is not included in the Operations or to any affiliate of any Seller or to any other third party, nor have there been any substitutions made with respect to any such Personal Property.

         4.4. TAX MATTERS.

              4.4.1. TAX RETURNS; DISPUTES. Except as set forth on SCHEDULE 4.4.1, the Company has filed or has had filed on its behalf, within the time and in the manner prescribed by law, all federal, and all material state and local tax returns and reports required to be filed by it with respect to the Acquired Assets, and has paid all taxes shown to be due thereon. All such returns were true, accurate and complete in all material respects. There are no outstanding assessments or taxes otherwise due that if not paid on a timely basis would result, on or after the Closing Date, in any liens for taxes on any of the Acquired Assets. There are no pending or, to the knowledge of the Sellers, threatened United States federal or applicable state tax audits involving either Seller or any of their Affiliates, the adverse determination of which could result in a lien upon the Acquired Assets.

              4.4.2. SECTION 168. None of the Acquired Assets is tax-exempt use property within the meaning of Section 168(h) of the Internal Revenue Code of 1986, as amended (the "Code"). None of the Acquired Assets is property that is or will be required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986.

              4.4.3. FIRPTA. The Company is not a foreign person within the meaning of Section 1445(f)(3) of the Code.

              4.4.4. TAX DEFINITIONS. As used in this Agreement, the term "tax return" includes any material report, statement, form, return or other document or information required to be supplied to a taxing authority in connection with taxes. As used in this Agreement, the term "taxes" means any federal, state, local and foreign income or gross receipts tax, alternative or add-on minimum tax, sales and use tax, customs duty and any other tax, charge, fee, levy or other assessment, including, without limitation, property, transfer, occupation, service, license, payroll, franchise, excise, withholding, ad valorem, severance, documentary stamp, gains, premium, windfall profit, employment, rent or other tax, governmental fee or like assessment or charge of any kind whatsoever, together with any interest, fine or penalty thereon, addition to tax, additional amount, deficiency, assessment or governmental charge imposed by any federal, state, local or foreign taxing authority which is payable by the Company.

         4.5. LITIGATION AND CLAIMS.

              4.5.1.  LITIGATION  PENDING OR THREATENED.  Except as set forth on
SCHEDULE 4.5.1, there is no action, suit, claim, arbitration, proceeding or investigation relating to the Acquired Assets or the Operations pending or threatened before any court, tribunal, panel, master or governmental agency, authority or body in which either of the Sellers is a party or which might affect the Acquired Assets or the Operations. SCHEDULE 4.5.1 sets forth all litigation relating to the Acquired Assets or the Operations to which either Seller is party.

              4.5.2. OPERATIONS ENJOINED. Neither the Sellers, nor any employee, manager or gent of any of the Sellers has been permanently or temporarily enjoined by any order, judgment or decree of any court or tribunal or any other agency from engaging in or continuing any conduct or practice in connection with the Operations.

              4.5.3. VIOLATION OF LAW; PERMITS. Except as disclosed on SCHEDULE 4.5.3, the Company is not in material violation of any provision of any law, decree, order or regulation applicable to the Operations or the Acquired Assets, including, without limitation, those relating to antitrust or other anticompetitive practices, to employment practices (such as discrimination, health and safety), and to minority business enterprises. Except as disclosed on
SCHEDULE 4.5.3, the Company has all Permits required with respect to the Acquired Assets or in the conduct of the Operations and the operation of the Real Property, all of which Permits are set forth on SCHEDULE 4.5.3, and has satisfied all material bonding requirements pertaining to the Operations or the Acquired Assets under federal, state, local and foreign laws, rules and regulations. Except as disclosed on SCHEDULE 4.5.3, all such Permits may be transferred in accordance with applicable law and assigned to the Buyer without the approval or consent of any third party. Except as disclosed on SCHEDULE 4.5.3, the present conduct of the Operations is not dependent upon any so-called "non-conforming use" exception nor based upon any zoning variance. To the extent the operation of any Real Property is subject to any non-conforming use or zoning variance, the Buyer will have the right to continue such operation after the Closing Date in the manner such were conducted by the Company immediately prior to the Closing.

         4.6. PROPERTIES AND ASSETS OF THE COMPANY. Upon consummation of the transactions contemplated by this Agreement the Buyer will acquire good and marketable title to the Acquired Assets, free and clear of all mortgages, security interests, claims, equities, liens, charges, imperfections of title, encroachments, encumbrances, leases, shares, easements, rights-of-way, squatters' rights, covenants, purchase or sales options, conditions and restrictions (collectively, "Encumbrances"), except for Permitted Encumbrances; provided, that, notwithstanding any other provision of this Agreement or any deed delivered in connection with this Agreement, the Company does not warrant title to mineral rights, oil, gas or other hydrocarbon substance rights or water rights except as set forth in SECTIONS 4.6.1(j) and 4.6.1(k).

              4.6.1. TITLE TO REAL PROPERTY.

                  (a) Set forth on SCHEDULE  4.6.1(a) is (i) a complete list and description of all real property that is owned by the Company and used in the Operations or in which the Company has legal or equitable title and which is an Acquired Asset (such real property, together with all rights, title, privileges and appurtenances pertaining thereto, including, without limitation, all of the Company's right, title and interest, if any, in and to any unpaid award for any taking by condemnation or any damage to the premises by reason of a change of grade of any street or highway, shall be collectively referred to as the "Owned Property") and (ii) a description of each lease of real property under which the Company is a lessee, lessor, sublessee or sublessor, licensee or sublicensee (the "Leased Property") and which is used by the Company in the Operations. The Owned Property and the Leased Property are sometimes collectively referred to as the "Real Property."

                  (b) Except for Permitted Encumbrances, the Company has (i) good and marketable title in fee simple to the Owned Property and to all plants, buildings and improvements thereon and (ii) good and marketable leasehold title to the Leased Property and to all plants, buildings and improvements thereon and the Company's interests therein are free and clear in each case of all Encumbrances.

                  (c) Except as disclosed on SCHEDULE 4.6.1(c), the buildings and improvements owned or leased by the Company and used in the Operations, the operation or maintenance thereof as operated and maintained by the Company prior to the Closing Date do not (i) contravene any zoning or building law or ordinance or other administrative regulation (including but not limited to those relating to zoning, land division, building, fire, health and safety) or (ii) violate any restrictive covenant or any provision of federal, state, local or foreign law, provided that, in the event the Company's use and operation of any Real Property is a non-conforming use as of the Closing Date, except as disclosed on SCHEDULE 4.6.1(c), (A) the right to continue such non-conforming use will not be restricted or terminated upon the consummation of the transactions contemplated by this Agreement, and (B) such non-conforming use does not impose conditions or limitations on the continued use and operation of such property, or on the restoration, alteration or expansion thereof, and does not impose costs, expenses or improvements as a condition to or required in connection with such use and operation. The foregoing representations and warranties expressly supersede and survive the delivery of the special warranty deed to any Real Property, notwithstanding the terms of any such special warranty deed.

                  (d) Except as listed on SCHEDULE 4.6.1(d) attached hereto, there is no pending or, to the best knowledge of the Company, threatened condemnation or eminent domain proceeding with respect to, or that could affect, any Real Property.

                  (e) There is not and has not been, during any period through and including the Closing Date, any substance placed on the Real Property by the Company, or to the knowledge of the Company, placed by any other person (including any lessor or predecessor thereto with respect to Leased Property) the presence of which on any Real Property causes or caused a nuisance upon any Real Property or to adjacent properties, except such substances as would not have a material adverse effect on the business, business prospects, financial condition or results of operations of the Operations.

                  (f) To the knowledge of the Company, there is not and has not been during any period through and including the Closing Date, any substance, the presence of which on properties adjacent to any Real Property constitutes or constituted a trespass by the Company, except such substances as would not have a material adverse effect on the business, business prospects, financial condition or results of operations of the Operations.

                  (g) Except as set forth on SCHEDULE 4.6.1(g) attached hereto, to the knowledge of the Company, there are no special taxes or assessments, or any planned public improvements that may result in a special tax or assessment, with respect to any Real Property, and there is no special proceeding pending or threatened in which any taxing authority having jurisdiction over any of the Real Property is seeking to increase the assessed value thereof. Except as set forth on SCHEDULE 4.6.1(g) attached hereto, the Company represents and warrants that it has not received any written or oral notice or communication and, to the Company's knowledge, there has been no public disclosure nor any notice or disclosure in any official record (including any land records), with respect to any such special tax or assessment, planned public improvement, or special proceeding pending or threatened. The foregoing representations and warranties expressly supersede and survive the delivery of the special warranty deed to any Real Property, notwithstanding the terms of any such special warranty deed.

                  (h) Except as set forth on SCHEDULE 4.6.1(h), there are no strips or gores with respect to or affecting any parcel of Real Property (or portion thereof) which cause any related parcels of land to be non-contiguous. Except as set forth on SCHEDULE 4.6.1(h), each parcel of Real Property has a right of access to and from such parcel. The Real Property is not situated in a flood hazard area as defined by the Federal Insurance Administration. Except as set forth on

         SCHEDULE 4.6.1(h), to the best knowledge of the Company, no portion of the Real Property is located on or adjacent to navigable waters and no portion of the Real Property consists of filled-in land.

                  (i) All utilities required for the operation of each parcel of Real Property either enter such Real Property through adjoining streets or, if they pass through adjoining land, do so in accordance with valid public easements or irrevocable private easements, and all of such utilities are installed and operating.

                  (j) SCHEDULE  4.6.1(j) is a true and correct list of all water rights owned by the Company (the "Owned Water Rights") which are used by the Company in connection with the Acquired Assets or the Operations. The Company is the record or beneficial owners of the Owned Water Rights. The Owned Water Rights and the other water rights the Company has pursuant to contract rights (together, the "Water Rights") have been of sufficient quantity and quality to supply the business needs of the Operations at each of the locations of the Operations as conducted prior to the Closing Date. To the extent the Water Rights include shares of stock or other ownership interests in water or irrigation companies, such Water Rights are being and have been put to use by the Company in accordance with all bylaws or other water or irrigation company requirements and all assessments on such shares of stock or ownership interests have been paid in full and are presently paid current. The Water Rights have received all necessary governmental and regulatory approvals for the uses to which they are presently employed in the Operations. The Company has no reason to believe that the Water Rights will not be sufficient, in both quantity and quality, for the future business needs of the Operations. The Water Rights have been put to beneficial use by the Company and have not been forfeited or abandoned by the Company, in whole or in part, under applicable law.

                  (k) Except as listed on SCHEDULE 4.6.1(k), each parcel of Owned Real Property which has been used by the Company for, or which the Company has anticipated using for, mining and extraction of minerals or other materials, includes all right, title and interest in and to such minerals and materials being extracted or located upon or under such parcel of Owned Real Property and the right to extract and sell or use the same without the obligation to pay royalties or other compensation to any person. Except as listed on SCHEDULE 4.6.1(k), each parcel of Leased Property which has been used by the Company for, or which the Company has anticipated using for, mining and extraction of minerals or other materials, includes the right of the Company or their successors in interest to remove from such parcel of Leased Property such minerals and materials being extracted or located upon or under such parcel of Leased Property and the right to extract and sell or use the same without the obligation to pay royalties or other compensation to any person, except as may be provided in the respective lease assumed by the Buyer with respect to such parcel of Leased Property.

              4.6.1.1. MAINTENANCE. Except as set forth on SCHEDULE 4.6.1.1, all of the plants, buildings, material fixtures and other improvements situated on the Real

Property and all other material items of property are in adequate and useable condition and in a reasonable state of repair, and maintenance of such items has not been deferred beyond a reasonable time period.

              4.6.1.2. ASSESSMENTS. There is no special proceeding pending or, to the knowledge of the Company, threatened, in which any taxing authority having jurisdiction over any of the Real Property is seeking to increase the assessed value thereof.

              4.6.1.3. BINDING COMMITMENTS. No binding commitment has been made by either of the Sellers to any governmental authority, utility company or any other organization, group or individual relating to the Real Property or any part thereof which imposes upon or could impose upon either of the Sellers an obligation to make any contribution or dedication of money or land or to construct, install or maintain any improvements of a public or private nature on or off such Real Property.

              4.6.1.4.  TITLE  DOCUMENTS.  True and  complete  copies of (a) all leases to which the Company is a party respecting any Real Property and all other instruments granting such leasehold interests, rights, options or other interests (the "Property Leases") (including all amendments, modifications, extensions and supplements thereto), (b) all deeds, title insurance commitments and policies, maps, plats, surveys, mortgages, agreements and other documents granting the Company title to or otherwise affecting or evidencing the state of title with respect to any Real Property, and (c) any supplements thereto (collectively, the "Title Documents") have been delivered to the Buyer. With respect to the Title Documents, except as disclosed on SCHEDULE 4.6.1.4, no breach or event of default on the part of the Company, or with respect to the Operations, no breach or event of default on the part of any other party thereto and no event that, with the giving of notice or lapse of time or both, would constitute such breach or event of default under any term, covenant or condition of such Title Documents, have occurred and are continuing unremedied that could materially adversely affect the business, business prospects, financial condition or results of any of the Operations or any Real Property.

              4.6.1.5. NO BREACH OR EVENT OF DEFAULT; PROPERTY LEASES. With respect to the Property Leases, except as disclosed on SCHEDULE 4.6.1.5, no breach or event of default on the part of the Company (or to the knowledge of the Company, any other party) under the Property Leases and no event that, with the giving of notice or lapse of time or both would constitute such a breach or event of default, has occurred and is continuing. All the Property Leases are in full force and effect and are valid and enforceable against the parties thereto in accordance with their terms. All rental and other payments due under each of the Property Leases have been duly paid in accordance with the terms of such Property Leases. Except as set forth in SCHEDULE 4.6.1.5 hereto, the assignment of all of the Company's right, title and interest in and to the Property Leases pursuant to this Agreement does not require the consent of any party to and will not constitute an event of default under or permit any party to terminate or change the existing terms of any Property Lease.

              4.6.1.6 VIOLATION OF LAW. Except as set forth on SCHEDULE 4.6.1.6, none of the Real Property or any condition or activity thereon, any plants, buildings, fixtures, or improvements located thereon, or the current use, operation or maintenance thereof is in violation of any law, rule, regulation, code or ordinance or is in violation of the terms of any restrictive covenant or other encumbrance. To the knowledge of the Company, there are no such violations which would prevent the obtaining of, or provide grounds for any jurisdiction to deny the grant of, any subdivision of any Real Property contemplated herein.

              4.6.2. PERSONAL PROPERTY. The Company has good and marketable title to each item of Personal Property free and clear of all Encumbrances except Permitted Encumbrances. Except as set forth on SCHEDULE 4.6.2, all material items of Personal Property are in adequate and useable condition and in a reasonable state of repair, reasonable wear and tear excepted, and material maintenance on such items has not been deferred beyond a reasonable time period.

         4.7. INSURANCE. There are no outstanding requirements or recommendations by any insurance company that issued any such policy or by any Board of Fire Underwriters or other similar body exercising similar functions or by any governmental authority exercising similar functions which requires or recommends any repairs or other work of a material amount or nature to be done on or with respect to any of the Acquired Assets insured in any of said policies. Except as set forth on SCHEDULE 4.7, the Company has not received any notice or other communication from any such insurance company within three years preceding the date hereof canceling or materially amending any of said insurance policies relating to the Operations or the Acquired Assets, and to the knowledge of the Company, no such cancellation or amendment is threatened. There was no material inaccuracy in any application for any such insurance coverage.

         4.8.LABOR AND EMPLOYMENT MATTERS.

              4.8.1. LABOR AND EMPLOYMENT DEFINITIONS. Capitalized terms used in this SECTION 4.8 which are not otherwise defined in this Agreement shall have the respective meanings as set forth below:

                  "Employee Benefit Plan" shall mean each ERISA Plan and each other pension, profit sharing, retirement, bonus, deferred compensation, stock option, stock purchase, severance pay or insurance plan for officers or employees, which currently is, or within the immediately preceding six years was, established, maintained, contributed to or legally obligated to be contributed to (i) by any the Company or (ii) solely with respect to potential liability of and through any current or former ERISA Affiliate arising or continuing in respect of such plan under Section 302 or Title IV of ERISA or Section 412 of the Code while such entity was an ERISA Affiliate, by such current or former ERISA Affiliate.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" shall mean any corporation which is a member of a controlled group of corporations with the Company within the meaning of Section 414(b) of the Code, a trade or business (including a sole proprietorship, partnership, trust, estate or corporation) which is under common control with the Company within the meaning of Section 414(c) of the Code or a member of an affiliated service group with the Company within the meaning of Section 414(m) or (o) of the Code.

                  "ERISA Plan" shall mean any Pension Plan and any Welfare Plan.

                  "Multiemployer Plan" shall mean a plan as defined in Section 3(37) of ERISA.

                  "Pension Plan" shall mean each employee pension benefit plan within the meaning of Section 3(2) of ERISA which is established, maintained or as to which there is an obligation to contribute by or on behalf of the Company or any ERISA Affiliate, or under which the employees of the Company or any ERISA Affiliate receive any benefits.

                  "Welfare Plan" shall mean each employee welfare benefit plan within the meaning of Section 3(1) of ERISA which is established, maintained or to which there is an obligation to contribute by or on behalf of the Company or any ERISA Affiliate, or under which the employees of the Company or any ERISA Affiliate receive any benefits.

              4.8.2. EMPLOYEE BENEFIT PLANS.

                  (a) SCHEDULE 4.8.2 lists each Employee Benefit Plan and clearly identifies each as a Pension Plan, Welfare Plan or other type of Employee Benefit Plan in which employees of the Operation participate.

                  (b) Except as disclosed on SCHEDULE 4.8.2(b), neither the Company nor any ERISA Affiliate has an obligation to contribute to any Multiemployer Plan in which employees of the Operation participate and has had no such obligation during the six years preceding the Closing Date.

                  (c) Except as disclosed on SCHEDULE 4.8.2(c), neither the Company nor any ERISA Affiliate maintains or contributes to or has an obligation to contribute to any Pension Plan (other than a
         Multiemployer Plan) covered by Title IV of ERISA or described as a defined benefit plan (in accordance with ERISA Section 3(35)), and has not maintained or contributed to any such plan during the six years preceding the Closing Date.

                  (d) The Company has delivered to the Buyer true and correct copies of the following:

                           (i) each ERISA Plan listed on SCHEDULE  4.8.2 and all
                  amendments thereto; and

                           (ii) each trust  agreement  pertaining  to any of the
                  ERISA Plans, including all amendments to such documents.

                  (e) No event has occurred in connection with any Employee Benefit Plan which has resulted, or will or may result in any fine, penalty, assessment or other liability for which the Company or a transferee of assets from the Company may be responsible, whether by reason of operation of law or contract.

                  (f) Neither the execution and delivery of this Agreement, including, without limitation, all other agreements to be executed in connection herewith, by the Company nor the consummation of the transactions contemplated herein will result in the acceleration or creation of any rights of any person entitled to any benefits under any Employee Benefit Plan.

              4.8.3. BENEFIT OBLIGATIONS. All accrued material obligations for payments to any entity, plan or person with respect to any forms of compensation or benefits for employees of the Company relating to the Operations or any ERISA Affiliate have been paid or are otherwise not the liability of the Buyer unless specifically noted otherwise in this Agreement.

              4.8.4. PERFORMANCE. The Company has withheld and paid to the appropriate governmental authorities or is withholding for payment not yet due to such authorities all amounts required to be withheld from the employees of the Company relating to the Operations, and the Company is not liable for any arrears of such amounts or penalties thereon for failure to comply with any of the foregoing.

              4.8.5. COMPENSATION. All reasonably anticipated material obligations of the Company for salaries, bonuses and other forms of compensation (excluding vacation, holiday and sick pay) payable to the employees of the Operations in respect of the services rendered by any of them have been paid or will be paid in accordance with the Company's policies.

              4.8.6. RESIGNATIONS. SCHEDULE 4.8.6 lists all employees of the Operations, their positions, hourly or weekly wages and any bonuses paid to them during the year ended December 31, 2001.

              4.8.7. COLLECTIVE BARGAINING AGREEMENTS.

                  (a) Except as disclosed on SCHEDULE 4.8.7, the Company is not, and since December 31, 1999 has not been, a party to a collective bargaining agreement with any labor organization with respect to the Operations. No organization or representation question is pending regarding the employees of the Company with respect to the Operations, and no such question has been raised since December 31, 1999.

                  (b) Except as disclosed on SCHEDULE 4.8.7(b), there is no pending or, to the knowledge of the Company, threatened claim, grievance, arbitration, negotiation, suit, action or charge of or by any employee of the Company with respect to the Operations. Except as disclosed on SCHEDULE 4.8.7(b), no complaint is pending against the Company before the National Labor Relations Board or any state or local agency with respect to the Operations. The Company has complied, in respect of its employees relating to the Operations, in all material
         respects  with  all  applicable  statutes,   regulations,
         orders and restrictions of the United States of America, all states and other subdivisions thereof, and all agencies and instrumentalities of the foregoing, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate governmental authorities.

                  (c) The  Company  has  furnished  the Buyer with copies of all claims, complaints, reports or other documents relating to the Operations in the Company's files concerning the Company relating to the Operations or the employees of the Operations made by or against the Company during the past three years pursuant to workers' compensation laws, Title VII of the Civil Rights Act of 1964, the Occupational Safety and Health Act of 1970, the National Labor Relations Act of 1935 or any other federal or state laws relating to employment of labor. To the extent that any of the of the documents the Company has furnished pursuant to this SECTION 4.8.7(c) include information protected by the attorney-client privilege or work product doctrine, the Company does not waive such privilege or application of such doctrine to such documents.

              4.8.8 TERMINATION OF EMPLOYMENT. Effective on the Closing Date, the Company shall terminate the employment and the employment agreements, if any, of all employees of the Operations except for the employees listed on
SCHEDULE 4.8.8.

         4.9. COMPENSATION OF AND INDEBTEDNESS TO AND FROM EMPLOYEES.

              4.9.1. EMPLOYEE COMPENSATION. SCHEDULE 4.9.1 is a true and complete list of the names of the ten most highly compensated full time employees of the Operations for 2001 (each a "Key Employee"). Except as set forth on SCHEDULE 4.8.8, no Key Employee of the Operations, to the best knowledge of the Company, plans to be unavailable if offered employment by the Buyer as an employee of the Buyer at compensation substantially similar to such employee's present rate of compensation plus bonuses similar to amounts paid in prior years. Since the Balance Sheet Date, except as disclosed on SCHEDULE 4.9.1, there has been no material change in the rate of total compensation for services rendered, including, without limitation, bonuses and deferred compensation, for any Key Employee, and the bonuses and deferred compensation established for the year ending December 31, 2001 for such employees were consistent with the past practices of the Company for similar employees in similar situations.

              4.9.2. INDEBTEDNESS. Except as set forth on SCHEDULE 4.9.2, the Company is not indebted to any employee or agent of the Operations, nor any spouse, child or other relative thereof, in any amount whatsoever other than for compensation for services rendered since the start of the Company's current pay period generally utilized for its employees and for business expenses, vacation or sick pay, or any amount owed pursuant to an Employment Benefits Plan, nor is any employee or agent of the Operations indebted to the Company except for advances made in the ordinary course of business.

         4.10. CONTRACTS. Except as set forth on SCHEDULE 4.10.1, the Company is not a party to any written or oral contracts which are material to the Operations or the Acquired Assets. The Company has furnished the Buyer with a true and complete copy of all written contracts, obligations or commitments set forth on SCHEDULE 4.10.1, and with accurate descriptions of all oral contracts, obligations or commitments set forth on SCHEDULE 4.10.1, in each case which are material to the Operations. The Company is not in breach of or in default under any of the contracts, obligations or commitments set forth on SCHEDULE 4.10.1 and, to the knowledge of the Company, no event has occurred that, with the giving of notice or lapse of time or both, would constitute such a breach or default which would have a material adverse effect on the Operations or the Acquired Assets. Except as set forth on SCHEDULE 4.10.1, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not require the consent of any party (other than the Company) to any contract.

         4.11. ENVIRONMENTAL MATTERS.

              4.11.1. HAZARDOUS MATERIALS. Except as set forth in SCHEDULE 4.11.1: (i) neither the Company, nor, to the knowledge of the Company, any prior owner, tenant, occupant or user of the Real Property, nor any other person or concern, has engaged in or permitted any operations or activities upon, or any use or occupancy of, such property or any portion thereof for the purpose of or the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional, excluding de minimis quantities of Hazardous Materials that are commonly used in connection with the Operations and which were used and disposed of in accordance with Environmental Requirements) on, under, in or about any such property or transported any Hazardous Materials to, from or across any such property; and (ii) to the knowledge of the Company, no Hazardous Materials have migrated or are threatening to migrate from any Real Property upon or beneath other properties, and no Hazardous Materials have migrated or are threatening to migrate from other properties upon, about or beneath any Real Property or Former Real Property.

              4.11.2.  ENVIRONMENTAL  REQUIREMENTS.   Except  as  set  forth  in
SCHEDULE 4.11.2: (i) the Company, the Real Property and the existing and, to the knowledge of the Company, prior uses and activities thereon, including but not limited to the use, maintenance and operation of any such property, and all activities and conduct of business related thereto, comply and have at all times complied in all material respects with all Environmental Requirements, and no activity on or condition of the Real Property or Former Real Property has constituted or constitutes a nuisance or has constituted or constitutes a tortious condition with respect to any third party; and (ii) neither the Company, nor, to the knowledge of the Company, any prior owner or occupant of the Real Property, pursuant to any existing or proposed law or regulation, is required now or in the foreseeable future to take any remedial action related to any such property or make any capital improvements in order to place such property or the improvements located thereon in compliance with such law or regulation.

              4.11.3. NOTICE OF VIOLATIONS. Except as set forth in SCHEDULE 4.11.3, to Company's knowledge: (i) neither the Company nor any prior owner or occupant of the Real Property has received notice or other communication concerning or has any knowledge of (A) any violation or alleged violation of Environmental Requirements relating to the Real Property, whether or not corrected or (B) any alleged liability for Environmental Damages (as defined below) relating to the Real Property, and there exists no basis for any lawsuit, claim, proceeding, citation, directive, summons or investigation related to either (A) or (B) being instituted or filed; (ii) no writ, injunction, decree, order or judgment related to the foregoing is outstanding; and (iii) neither the Company nor any prior owner or occupant of any such property has been ordered or requested by any regulatory authority to take any step to remedy any condition on any such property whether or not constituting a violation of Environmental Requirements, and no such person or entity has been named a "potentially responsible party" with respect thereto.

              4.11.4.  POTENTIALLY  RESPONSIBLE  PARTY.  Except  as set forth in
SCHEDULE  4.11.4,  neither  the  Environmental  Protection  Agency nor any other federal, state or local authority, nor any other person, corporation, partnership, joint venture, association, trust, estate or other entity or organization has identified the Company, or, to the knowledge of the Company, any prior owner or occupant of any of the Real Property or Former Real Property as a "potentially responsible party" or as a party liable in any way for remediation or clean-up activities relating to the Real Property or Former Real Property, or notified the Company or any prior owner or occupant of any such property that it may in the future identify the Company or any prior owner or occupant as a "potentially responsible party" or as a party liable in any way for remediation or clean-up activities relating to the Real Property or Former Real Property.

              4.11.5. ENVIRONMENTAL REPORTS. The Company has furnished the Buyer with true and complete copies of all claims, complaints, reports assessments, audits, investigations and other documents in the possession of the Sellers made by, on behalf of or against the Sellers relating to the release of Hazardous Material at the Real Property or any potential or actual Environmental Damages incurred by Sellers relating to the Real Property.

              4.11.6. DEFINITIONS. For the purposes of this Agreement:

                  (i) "Environmental Damages" means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of defense of a claim (whether or not such claim is ultimately defeated), good faith settlements of judgment and costs and expenses of reporting, investigating, removing and/or remediating Hazardous Materials, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorney's fees and disbursements and consultants' fees, any of which are incurred at any time arising out of, based on or resulting from (i) the release of Hazardous Materials into the environment, on or prior to the Closing, upon, beneath, or from any Real Property, Former Real Property or other location (whether or not owned by the Company) where the Company conducted operations or generated, stored, sent, transported, or disposed of Hazardous Materials, and (ii) any violation of Environmental Requirements by the Company on or prior to the Closing.

                  (ii) "Environmental Requirements" means all applicable statutes, regulations, rules, ordinances, codes, policies, advisories, guidance, actions, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items of all Governmental Authorities and all applicable judicial and administrative and regulatory decrees, judgments and orders and all covenants running with the land that relate to: (A) occupational health or safety; (B) the protection of human health or the environment; (C) the treatment, storage, disposal, handling, release or remediation of Hazardous Materials; or (D) exposure of persons to Hazardous Materials.

                  (iii) "Former Real Property" means any real property on which the Company conducted the Operations and heretofore held but no longer hold a fee, leasehold or other legal, beneficial or equitable interest.

                  (iv) "Governmental Authority" means any governmental agencies, departments, commissions, boards, bureaus, instrumentalities, courts or tribunals of the United States, the states and political subdivisions thereof.

                  (v) "Hazardous Materials" means any substance: (A) the presence of which requires reporting, investigation, removal or remediation under any Environmental Requirement; (B) that is defined as a "hazardous waste," "hazardous substance" or "pollutant" or "contaminant" under any Environmental Requirement; (C) that is toxic, explosive, corrosive, flammable, ignitable, infectious, radioactive, reactive, carcinogenic, mutagenic or otherwise hazardous and is regulated under any Environmental Requirement; (D) the presence of which causes or threatens to cause a nuisance, trespass or other tortious condition or poses a hazard to the health or safety of persons; (E) that contains gasoline, diesel fuel or other petroleum hydrocarbons, PCBs, asbestos or urea formaldehyde foam insulation.

         4.12. AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS.

                  (a) Provided that the consents referenced in SCHEDULE 4.5.3 and SCHEDULE 4.6.1.5 are obtained, the execution and delivery by the Company of this Agreement does not, and the consummation of the transactions contemplated hereby will not, result in the creation of any lien, security interest, charge or encumbrance upon the Acquired Assets or the Operations under, conflict with or result in a breach of, create an event of default (or event that, with the giving of notice or lapse of time or both, would constitute an event of default) under, or give any third party the right to accelerate any obligation under, any agreement, mortgage, license, lease, indenture, instrument, order, arbitration award, judgment or decree to which the Company is a party or by which the Company, the Acquired Assets or the Operations is bound or affected.

                  (b) Provided that the consents referenced in SCHEDULE 4.5.3 and SCHEDULE 4.6.1.5 are obtained, the execution and delivery by the Company of this Agreement does not, and the consummation of the transactions contemplated hereby will not, result in a violation of, or require any authorization, approval, consent or other action by, or registration, declaration or filing with or notice to, any court or administrative or governmental body pursuant to, any statute, law, rule, regulation or ordinance applicable to the Company. There is no pending or threatened action, suit, proceeding or investigation before or by any court or governmental body or agency, to restrain or prevent the consummation of the transactions contemplated by this Agreement or that might affect the right of the Buyer to own the Acquired Assets or to operate the Operations.

         4.13. REGULATORY APPROVALS. Except as set forth on SCHEDULE 4.5.3, the Sellers have obtained all consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Sellers and, prior to the Closing Date, shall have obtained all such consents, approvals, authorizations and other requirements which are necessary for the Sellers to consummate the transactions contemplated by this Agreement. Set forth on SCHEDULE 4.13 is a true and complete list of all consents, approvals, authorizations and other requirements referenced in this
SECTION 4.13.

         4.14. INVENTORIES. The Inventories of the Company relating to the Operations as of the Closing Date are good and merchantable, and the quantities of all inventories are reasonable and consistent with past practice of the Company.

         4.15 OWNERSHIP OF CAPITAL STOCK. The Stockholder owns all of the issued and outstanding capital stock of Western Aggregate Holdings, Inc. which owns all of the issued and outstanding capital stock of the Company.

         4.16. BROKERAGE. The Sellers, nor any employee or agent of any of the Sellers, has dealt with any finder or broker in connection with any of the transactions contemplated by this Agreement or the negotiations looking toward the consummation of such transactions who may be entitled to a fee in connection therewith. Any fees payable to any finder or broker engaged by the Sellers or with whom the Sellers have dealt, shall be the sole responsibility of each of the Sellers and in no circumstance shall the Buyers have any liability therefor.

         4.17. CUSTOMERS. Set forth on SCHEDULE 4.17 is a list of the ten (10) largest customers of the Operations for the fiscal year ended December 31, 2001. None of the customers of the Operations has terminated or, to the knowledge of the Company, indicated an intention or plan to terminate all or a material part of the services performed for or orders historically placed by such customers, and the Company has no reason to believe that any of such customers may terminate all or a material part of such services or orders, whether by reason of the acquisition of the Acquired Assets by the Buyer or for any other reason. The Company has not received notice of, and there is no reasonable basis for, any material complaint by any of such customers with respect to services provided or products delivered by the Company since January 1, 2000. None of the employees primarily responsible for servicing customers listed on SCHEDULE 4.17 has indicated an intention or plan to terminate his or her employment with the Company or to otherwise be unavailable to the Buyer.

         4.18. PRODUCT LIABILITY. Except as set forth in SCHEDULE 4.18, there are no pending or, to the knowledge of the Company, threatened product liability, warranty, material backcharge, material additional work, field repair or other claims by any third party (whether based on contract or tort and whether relating to personal injury, including death, property damage or economic loss) arising from (A) services rendered by the Company during periods through and including the Closing Date, (B) the sale, distribution, erection or installation of products by the Company on or prior to the Closing Date, or the manufacture of products by the Company whether delivered to a customer before or after the Closing Date (except with respect to any liability or obligation arising out of any action of the Buyer after the Closing Date) or (C) the Operations or the ownership of the Acquired Assets during the period through and including the Closing Date.

         4.19. SUFFICIENCY OF ASSETS. Except for the Excluded Assets, the Acquired Assets constitute (a) all of the assets and rights that are primarily used in the Operations as they are being conducted as of the date hereof and (b) all the property, real and personal, tangible and intangible, necessary for the conduct by the Buyer of the Operations as they are being conducted as of the date hereof. Neither the Stockholder nor any affiliate thereof (other than the Company) owns or has rights to any assets, properties, or rights of or primarily used by the Operations.

         4.20. PRESERVATION OF DOCUMENTS. Consummation of the transactions contemplated by this agreement does not impose upon the Buyer any obligation to preserve any of the business records of the Company.

         4.21. HART-SCOTT-RODINO. The Sellers have performed (and are responsible for) an independent analysis of the filing requirements under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended, and concluded that no filing thereunder is required.

     5. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

         5.1. ORGANIZATION AND QUALIFICATION. Each Buyer is duly formed and validly existing as a corporation in good standing under the laws of the State of its incorporation.

         5.2. AUTHORITY. Each Buyer has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and all other agreements to be executed in connection herewith by the Buyers have been duly executed and delivered by the Buyers, have been duly authorized by all necessary corporate action by the Buyers (including, without limitation, any required authorization by the board of directors and shareholders of the Buyers) and constitute legal, valid and binding obligations of the Buyers enforceable in accordance with their respective terms.

         5.3. BROKERAGE. Neither Buyer, nor any of their employees or agents has dealt with any finder or broker in connection with any of the transactions contemplated by this Agreement or the negotiations looking toward the consummation of such transactions who may be entitled to a fee in connection therewith. Any fees payable to any finder or broker engaged by the Buyers or with whom the Buyers have dealt, shall be the sole responsibility of the Buyers and in no circumstance shall the Sellers have any liability therefor.

         5.4. HART-SCOTT-RODINO.  The Buyers have performed (and are responsible
for)  an   independent   analysis   of  the   filing   requirements   under  the
Hart-Scott-Rodino Act and concluded that no filing thereunder is required.

     6. EMPLOYEES.

         6.1 OBLIGATION TO EMPLOY. Nothing in this Agreement shall be construed as an obligation or commitment of the Buyer to offer to hire or hire any employee, officer, former employee or director of the Company (except as set forth in SECTION 6.2) or otherwise assume any liability relating in any way to the employees, former employees, officers or directors of the Company including but not limited to liabilities for salary payments or Employee Benefit Plans or arising under the Worker Adjustment Retraining and Notification Act ("WARN Act"), the

Consolidated Omnibus Budget Reconciliation Act ("COBRA") or any collective bargaining agreement. The Sellers, however, do not assume any liability relating in any way to the Company's employees, former employees, officers or directors hired after the Closing, including liability under any employee benefit plans sponsored by the Buyer or arising under the WARN Act, COBRA or any collective bargaining agreement to which the Buyer is a party to the extent any such liability arises from the Buyer's acts or omissions after the Closing Date. The Sellers shall indemnify the Buyers with respect to WARN Act liabilities arising as a result of the transactions contemplated by this Agreement as provided in
SECTION 10.

                  6.2 OFFERS TO EMPLOY. Immediately after the Closing Date, the Buyer shall offer employment to a minimum of 73 of the Company's employees which meet the Buyer's standard hiring guidelines, including drug testing requirements (at least 70 of whom must derive from the Operations on parcels 3, 6, 9, 10 on SCHEDULE A). Each such former employee of the Company hired by the Buyer shall immediately be eligible for the benefit plans the Buyer makes available to other similarly situated employees and the Buyer shall provide COBRA benefits if such employee is later terminated by the Buyer. With respect to each former employee of the Company hired by the Buyer, after the Closing Date, the Buyer shall recognize such employee's employment service with the Company solely for participation, vesting and benefit eligibility purposes (but not pension benefit accrual purposes) under any employee benefit plans it may provide to such employee. Upon the Buyer's request and the written consent of the applicable employees and former employees of the Company, the Company shall, to the extent permitted by applicable law, reasonably provide to the Buyer information from the employment records of employees and former employees of the Company to assist the Buyer in deciding whether to hire any such individuals.

     7. COMPANY CLOSING DELIVERIES. The obligations of the Buyers hereunder shall be subject to the satisfaction, as of the Closing Date, of the following conditions (any of which may be waived, in whole or in part, by the Buyers):

         7.1. CLOSING DOCUMENTS. The Company shall deliver to the Buyer:

                  (a) A duly executed assignment and assumption agreement substantially in the form attached hereto as EXHIBIT B (the "Contract Assignment") providing for the transfer to the Buyer of all of the Company's right, title and interest in and to and obligations under the Contracts, which assignment may be subject to consent by a third party.

                  (b) A duly executed assignment and assumption agreement substantially in the form attached hereto as EXHIBIT C (the "Lease Assignment") providing for the transfer to the Buyer of all of the Company's right, title and interest in and to and obligations under the Property Leases, which assignment may be subject to consent by a third party.

                  (c) A duly executed bill of sale substantially in the form attached hereto as EXHIBIT D (the "Bill of Sale") covering the Personal Property included in the Acquired Assets.

                  (d) Duly executed special warranty deeds, in a form reasonably acceptable to counsel for the Buyer, providing for the transfer to the Buyer of all of the Company's right, title and interest in and to the Owned Property included in the Acquired Assets, together with such other usual and customary real property transfer documents as the Buyer may request with respect to the transfer of such property.

                  (e) Duly executed termination statements and instruments of release, in form and substance satisfactory to counsel for the Buyer, releasing and discharging all Encumbrances on the Acquired Assets (other than Permitted Encumbrances) or otherwise providing for the release and discharge of such Encumbrances upon such terms and conditions as are acceptable to Buyer.

                  (f) A duly executed assignment of title with respect to each motor vehicle transferred to the Buyer hereunder.

                  (g) A copy of the Certificate of Incorporation of each of the Sellers, certified by the State of Delaware.

                  (h) A certificate, dated as of the day prior to the Closing Date, as to the good standing of each of the Sellers and payment of all applicable state taxes thereby, certified by the State of Delaware and, with reference to the Company, each other state in which it is qualified as a foreign corporation.

                  (i) The originals, or copies certified to the satisfaction of the Buyer, of all Property Leases and Title Documents with respect to the Real Property.

                  (j) Duly executed originals of all consents, waivers, approvals and authorizations required by law, statute, rule, regulation, contract or agreement to be obtained by any of the Sellers in connection with the consummation of the transactions contemplated hereby, including those consents referenced being required in SCHEDULE
         4.5.3 and SCHEDULE 4.6.1.5.

                  (k) A copy of the resolutions of the board of directors of each of the Sellers authorizing the execution and delivery of this Agreement and the performance of the transactions contemplated hereby, certified by the secretary of each.

                  (l) A certificate as to the incumbency and signature of the officers of each of the Sellers executed by an officer or director of each Seller and by the secretary of each Seller.

                  (m) Evidence, satisfactory to the Buyer, of the transfer to the Buyer of all Permits, other than those Permits referenced as being non-transferable in SCHEDULE 4.5.3.

                  (n) Such duly executed landlord estoppels and consents as the Buyer may reasonably request.

                  (o)  A  certificate  of  non-foreign   status  satisfying  the
         requirements of Treas. Reg. ss. 1.1445-2(b)(2) duly executed by the Company.

                  (p) A legal opinion covering such customary matters as the Buyers shall reasonably request.

                  (q) All other documents required to be produced by the Company under this Agreement.

         7.2. PERMITS, APPROVALS AND AUTHORIZATIONS. Any and all consents, waivers, permits and approvals from any governmental or regulatory body, and of any corporation or other person or entity required in connection with the execution, delivery or performance of this Agreement or necessary for the Buyer to conduct the Operations using the Acquired Assets in the manner in which they were conducted by the Company prior to the Closing Date shall have been duly obtained and shall be in full force and effect on the Closing Date.

         7.3. NO CHALLENGE OR VIOLATION OF ORDERS. No investigation, action, suit or proceeding by any governmental or regulatory commission, agency or authority, and no action, suit or proceeding by any other person, firm, corporation or entity, shall be pending or threatened on the Closing Date which challenges this Agreement or the closing of the transactions contemplated hereby, or which claims damages in a material amount as a result of the transactions contemplated hereby. No preliminary or permanent injunction or other order by any court or governmental or regulatory authority, and no statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, that declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, shall be in effect.

         7.4. EVIDENCE OF TITLE. The Buyer shall have received a 1970 ALTA Extended Coverage Form Policy of Title Insurance (together with all endorsements and affirmative coverages required by the Buyer) issued by one or more title insurance companies selected by the Buyer. The cost of such title policies shall be borne solely by the Buyer.

     8. BUYER CLOSING DELIVERIES. The obligations of the Sellers hereunder shall be subject to the satisfaction, as of the Closing Date, of the following conditions (any of which may be waived, in whole or in part, by the Sellers):

         8.1. CLOSING DOCUMENTS. The Buyer shall deliver to the Company:

                  (a) A duly executed Contract Assignment providing for the transfer to the Buyer of all of the Company's right, title and interest in and to and obligations under the Contracts.

                  (b) A duly executed Lease Assignment providing for the transfer to the Buyer of all of the Company's right, title and interest in and to and obligations under the Property Leases.

                  (c) A copy of the Articles of Incorporation of each Buyer, certified by such Buyer's State of incorporation.

                  (d) A certificate, dated as of the day prior to the Closing Date, as to the good standing for each Buyer and payment of all applicable state taxes thereby, certified.

                  (e) A copy of the resolutions of the board of directors of the Buyer authorizing the execution and delivery of this Agreement and the performance of the transactions contemplated hereby, certified by the secretary of the Buyer.

                  (f) A certificate as to the incumbency and signature of the officers of each Buyer executed by an officer or director of each Buyer and by the secretary of each Buyer.

                  (g) A legal opinion covering such customary matters as the Sellers shall reasonably request.

                  (h) All other documents required to be produced by the Buyer under this Agreement.

         8.2. PERMITS, APPROVALS AND AUTHORIZATIONS. Any and all consents, waivers, permits and approvals from any governmental or regulatory body, corporation or other person required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

         8.3. NO CHALLENGE OR VIOLATION OF ORDERS. No investigation, action, suit or proceeding by any governmental or regulatory commission, agency or authority, and no action, suit or proceeding by any other person, firm, corporation or entity, shall be pending or threatened on the Closing Date which challenges this Agreement or the closing of the transactions contemplated hereby, or which claims damages in a material amount as a result of the transactions contemplated hereby. No preliminary or permanent injunction or other order by any court or governmental or regulatory authority and no statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, that declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, shall be in effect.

     9.  ACTIONS AFTER THE CLOSING DATE.

         9.1. COOPERATION. Subject to any limitations that are required to preserve any applicable attorney-client privilege, for a period of three (3) years from and after the Closing Date, each party agrees to furnish or cause to be furnished to the other parties, its counsel and accountants, upon reasonable request during normal business hours, after not less than three (3) business days prior written notice, such information and assistance relating to such party or its business (including, without limitation, the cooperation of officers and employees and reasonable access to books, records and other data and the right to make copies and extracts therefrom) as is reasonably necessary to: (a) facilitate the preparation for or the prosecution, defense or disposition of any suit, action, litigation or administrative, arbitration or other proceeding or investigation (other than one by or on behalf of one party to this Agreement against another party hereto); or (b) prepare and file any other documents required by governmental or regulatory bodies. The party requesting such information and assistance shall reimburse the other party for all reasonable out-of-pocket costs and expenses incurred by such party in providing such information and assistance.

         9.2. FURTHER ASSURANCES.

                  (a)  Each  of  the   parties   agrees   to  work   diligently,
         expeditiously and in good faith to consummate the transactions contemplated by this Agreement. From time to time after the Closing Date, (i) each of the parties shall execute and deliver to the other relevant parties such instruments of sale, transfer, conveyance, assignment, consent, assurance, power of attorney, and other such instruments as may be reasonably requested by the Buyer in order to vest in the Buyer all right, title, and interest in and to the Acquired Assets and the Operations; (ii) the parties hereto will execute and deliver such other instruments of sale, transfer, conveyance, assignment, assurance, power of attorney and other such instruments as may be reasonably required by the other parties hereto in order to carry out the purpose and intent of this Agreement and all other agreements to be executed in connection herewith, and (iii) the Sellers shall provide such transition services as are reasonably requested by the Buyer promptly after the Closing Date in order for the Buyer to achieve full operational ability with respect to the Acquired Assets and the Operations. The Buyers and the Sellers shall each provide the other with such assistance as reasonably may be requested by the other in connection with the preparation of any tax return, an audit or examination of any such return by any taxing authority or any judicial or administrative proceeding relating to liability for taxes and shall each retain and provide the other with any records or other information which may be relevant to such a return, audit, examination or proceeding.

                  (b) Anything contained herein or the Lease Assignment or the Contract Assignment to the contrary notwithstanding, neither this Agreement nor any such assignment will constitute an assignment, an attempted assignment or an agreement to assign any Lease, Contract or Permit if an assignment or attempted assignment of the same without the consent of any other party or parties thereto or, in the case of any Permit, the governmental entity that issued or granted such Permit, would constitute a breach thereof or not be permitted by applicable law, or in any way impair the rights of the assignee party thereunder. If any such consent is not obtained prior to the Closing or if an attempted assignment would be ineffective or would impair the Buyer's rights under any such Lease, Contract or Permit so that the Buyer would not receive all such rights, then the Sellers will (x) use their reasonable best efforts to provide or cause to be provided to the Buyer, to the extent permitted by applicable law, the full benefits of any such Lease, Contract or Permit, (y) pay promptly or cause to be paid promptly to the Buyer when received all monies and other properties received by the Sellers with respect to any thereof and (z) enforce, at the request of the Buyer and at the sole expense and for the account of the Buyer, to the extent permitted by applicable law, any and all rights of the Sellers arising from such Lease, Contract or Permit against the other party or parties thereto or the issuer or grantor thereof (including the right to elect to terminate such Lease, Contract or Permit in accordance with the terms thereof). In addition, each party will take such other actions (at its expense) as may reasonably be requested by the other party in order to place each party, insofar as reasonably possible, in the same position as if such Lease, Contract or Permit had been transferred as contemplated hereby and so that all the benefits relating thereto, including possession, use, risk of loss, potential for gain and dominion, control and command, shall inure to the Buyer.

         9.3. NON-COMPETE AND NON-SOLICITATION.

                  (a) In  consideration  of,  among other  things,  the Purchase
         Price set forth in this Agreement, during the period from the date hereof through the fourth anniversary of the Closing Date, the Company and the Stockholder will not:

                           (i) directly or indirectly, engage or invest in, own,
                  manage, operate, finance, control or participate in the ownership, management, operation, financing, or control of, be associated with, or in any manner connected with, lend the credit to, or render services or advice to, any business, firm, corporation, partnership, association, joint venture or other entity that engages or conducts any business engaged in or conducted by the Operations as of the Closing Date anywhere within 100 miles of the Operations; PROVIDED, HOWEVER, that the Company and the Stockholder may own less than 1% of the outstanding shares of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended;

                           (ii) directly or indirectly, either for itself or any
                  other person or entity, hire any of the officers or directors or other persons employed by the Buyer, its Affiliates or their respective successors or assigns, or solicit or induce such persons to leave the employ of the Buyer or its Affiliates;

                           (iii) directly or indirectly, approach or seek business from any Customer (as defined below), refer business from any Customer to any enterprise or business or be paid commissions based on sales received from any Customer by any enterprise or business. For purposes of this Section 9.3(a)(iii), the term "Customer" means any person, firm, corporation, partnership, association or other entity located within 100 miles of the Operations to which the Operations provided goods or services during the 36-month period prior to the time at which any determination shall be made that any such person, firm, corporation, partnership, association or other entity is a Customer; PROVIDED, HOWEVER, that the term Customer shall not include any referral of business by the Company or the Stockholder to the Buyer or its Affiliates. For the purposes of this Agreement, the term "Affiliate" shall mean any entity controlling, controlled by or under common control with the named party.

                  (b) Each of the Sellers acknowledges that the restrictions imposed by this SECTION 9.3 are fully understood by him, are fair and reasonable, and will not preclude him from becoming gainfully employed following the execution of this Agreement.

     10. INDEMNIFICATION.

                  10.1.1.  INDEMNIFICATION  OF THE  BUYER.  Each of the  Sellers
jointly and severally indemnify and hold harmless the Buyer and its Affiliates in respect of any and all claims, losses, 29 diminutions in value, damages, liabilities, and expenses (including, without limitation, settlement costs and any legal or other expenses for investigating or defending any actions or threatened actions) incurred by the Buyer or its Affiliates in connection with each and all of the following together with interest thereon at a fluctuating rate that is at all times equal to the prime rate in effect from time to time at Citibank, N.A. (or similar financial institution) in New York on 90-day unsecured loans to substantial and responsible customers:

                  (a) any misrepresentation made by either of the Sellers in this Agreement (including any Schedules or Exhibits hereto) or any document described in SECTION 7.1 or any breach by the Company of any representation or warranty contained in this Agreement (including any Schedules or Exhibits hereto) or any document described in SECTION 7.1;

                  (b) the breach of any covenant, agreement or obligation of either of the Sellers contained in this Agreement or any document described in SECTION 7.1 (provided that with respect to claims arising out of SECTION 6.1, the Sellers agree to indemnify the Buyer against all liabilities arising under the WARN Act except to the extent such liabilities arise out of the Buyer's failure to fulfill its obligations to hire employees of the Company pursuant to SECTION 6.2 or the Buyer's subsequent termination or reduction of hours of former employees of the Company whom the Buyer initially hired after the Closing;

                  (c) any liabilities or obligations (continuing or otherwise) arising from the failure of the Buyer to obtain the protections afforded by compliance with the notification and other requirements of the bulk sales laws in force in the jurisdictions in which such laws may be applicable to the Company, the Operations, the Acquired Assets or the transactions contemplated by this Agreement;

                  (d) any claims against or debts, liabilities or obligations of either of the Sellers relating to the Acquired Assets or the Operations not specifically assumed by the Buyer pursuant to SECTION 2.1, whether known or unknown, including, without limitation, the Excluded Liabilities;

                  (e)  any  and  all  Environmental  Damages,   whether  or  not
         disclosed on Schedules hereto or otherwise known by the Buyers or the Sellers; and

                  (f) any and all taxes and assessments by any taxing authority relating to periods prior to the Closing Date whether on not such taxes or assessments are imposed or assessed prior to or after the Closing Date.

          Notwithstanding any other provision of this SECTION 10.1.1, the Buyer agrees that any claims, losses, diminutions in value, damages, liabilities and expenses for which the Buyer or its Affiliates seek indemnification pursuant to this SECTION 10.1.1 shall be calculated after subtracting any insurance proceeds net of premiums paid with respect to such insurance proceeds and any tax benefits received by the Buyer or its Affiliates on account of or relating to such claim, losses, diminution in value, damages, liabilities and expenses. In connection with any claim for indemnification made by the Buyer or its Affiliates, for which the Sellers are obligated to indemnify the Buyer or its Affiliates pursuant to the terms of this Agreement, the Sellers shall be liable for all punitive damages assessed against the Buyer or its Affiliates in connection with any such claim; PROVIDED, THAT, the Sellers shall not be liable for any claims for punitive damages originated by the Buyer or its Affiliates.

         10.1.2. INDEMNIFICATION OF THE COMPANY. Each of the Buyers jointly and severally indemnify and hold harmless the Company and its Affiliates in respect of any and all claims, losses, diminutions in value, damages, liabilities, and expenses (including without limitation settlement costs, any legal or other expenses for investigating or defending any actions or threatened actions) incurred by the Company or its Affiliates in connection with each and all of the following together with interest thereon at a fluctuating rate that is at all times equal to the prime rate in effect from time to time at Citibank, N.A. (or similar financial institution) in New York on 90-day unsecured loans to substantial and responsible customers:

                  (a) any misrepresentation made by the Buyers in this Agreement (including any Schedules or Exhibits hereto) or any document described in SECTION 8.1 or any breach by the Buyer of any representation or warranty contained in this Agreement (including any Schedules or Exhibits hereto) or any document described in SECTION 8.1;

                  (b) any breach of any covenant, agreement or obligation of the Buyers contained in this Agreement or any document described in SECTION 8.1; and

                  (c) any claims against or debts, liabilities or obligations arising in and relating to the operation by Buyer of the Acquired Assets or the Operations during periods after the Closing Date.

         Notwithstanding any other provision of this SECTION 10.1.2, the Company agrees that any claims, losses, diminutions in value, damages, liabilities and expenses incurred by the Company or its Affiliates for which the they seek indemnification pursuant to this SECTION 10.1.2 shall be calculated after subtracting any insurance proceeds net of premiums paid in respect of such insurance proceeds and any tax benefits received by the Company or its Affiliates on account of or relating to such claim, losses, diminution in value, damages, liabilities and expenses. In connection with any claim for indemnification made by the Company or its Affiliates, for which the Buyers are obligated to indemnify the Company or its Affiliates pursuant to the terms of this Agreement, the Buyers shall be liable for all punitive damages assessed against the Company or its Affiliates in connection with any such claim; PROVIDED, THAT, the Buyers shall not be liable for any claims for punitive damages originated by the Company or its Affiliates.

         10.2. SURVIVAL. Any claim for indemnification shall survive the Closing, but only for the periods of time set forth in this SECTION 10.2. Any claim for indemnification shall survive the applicable termination date if a party, prior to such termination date, shall have notified the other party in writing, specifying in reasonable detail, the facts that constitute or may give rise to such claim, the basis under this Agreement for such claim and an estimate of the amount of such claim (which estimate shall not be binding). No party will have liability (for indemnification or otherwise) with respect to any claim for indemnification unless the notice specified in the immediately prior sentence is delivered to such party on or prior to the applicable termination date specified in this SECTION 10.2.

         10.2.1. GENERAL CLAIMS. Any claim for indemnification hereunder other than a claim referred to in SECTIONS 10.2.2 and 10.2.3 must be made on or prior to the third anniversary of the Closing Date.

         10.2.2. ENVIRONMENTAL CLAIMS. Any claim based upon the breach by the Company of any of its representations, warranties or covenants relating to environmental matters ("Environmental Claims") may be made at any time prior to the fifth anniversary of the Closing Date.

         10.2.3. CLAIMS BARRED ONLY BY THE APPLICABLE STATUTE OF LIMITATIONS. Any claim based upon (a) any misrepresentation with respect to SECTIONS 4.1, 4.2, 4.6.1(a), 4.6.1(b), 4.6.2, 5.1, 5.2, ("Proper Authority Claims"); (b) any
fraudulent or intentional misrepresentation of any of the Sellers or the Buyers contained in this Agreement or any other document executed by the Buyers or the Sellers in connection herewith, including any assessment by a taxing authority alleged to arise from a willful, false or fraudulent intent on the part of the Company to evade taxes, or from the Company's failure to file a return ("Fraud Claims"); (c) the failure of the Company to pay taxes for periods through and including the Closing Date or from a misrepresentation of the Company with respect to SECTION 4.4 ("Tax Claims"); and (d) any claim by the Buyer or its Affiliates with respect to SECTION 6.1, may be made until barred by the applicable statute of limitations.

         10.2.4. LIMITATIONS.

                  (a) THRESHOLD. Neither the Company nor the Buyer shall be permitted to enforce any claims for indemnification pursuant to SECTIONS 10.1.1(a), 10.1.1(e), or 10.1.2(a) (but not to include Fraud Claims or Proper Authority Claims, none of which shall be subject to this limitation) (each a "Limited Indemnity Claim"), until the aggregate of all Limited Indemnity Claims due to the Company collectively or the Buyer collectively, as the case may be, exceeds
         $200,000 (the "Threshold Amount"). Once the aggregate of Limited Indemnity Claims in excess of the Threshold Amount have been asserted by the Buyer collectively or by the Company collectively, all Limited Indemnity Claims, including those below the Threshold Amount, may be pursued unless otherwise limited by this Agreement.

                  (b) MAXIMUM  AMOUNT Neither the Company nor the Buyer shall be permitted to enforce any claims for indemnification with respect to Limited Claims hereunder in excess of an aggregate ceiling of
         $10,000,000. Notwithstanding the foregoing, the Company shall be permitted to enforce any claims for indemnification without limit arising under SECTION 10.1.2(c).

                  (c) OTHER REMEDIES. Nothing in this SECTION 10.2.4 is to be construed to limit in any way the right of any party hereto to remedies of specific performance and equitable and injunctive relief as set forth in SECTION 11.13 of this Agreement.

         10.3. DEFENSE BY THE INDEMNIFYING PARTY. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person other than the indemnified party, the indemnifying party at its sole cost and expense may, upon written notice to the indemnified party received by the indemnified party within 10 calendar days after the indemnifying party's receipt of notice of such claim, assume the defense of any such claim or legal proceeding provided that the indemnifying party acknowledges its obligation to indemnify the indemnified party in respect of the entire amount of the claims asserted therein. If the indemnifying party assumes the defense of any such claim or legal proceeding, the indemnifying party shall select counsel reasonably acceptable to the indemnified party to conduct the defense of such claims or legal proceedings and at its sole cost and expense shall take all steps necessary in the defense or settlement thereof. The indemnifying party shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld) unless the indemnifying party admits in writing its liability and agrees to hold the indemnified party harmless from and against any losses, damages, expenses and liabilities arising out of such settlement and concurrently with such settlement the indemnifying party pays into court the full amount of all losses, damages, expenses and liabilities to be paid by the indemnifying party in connection with such settlement. The indemnified party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense and shall be entitled to any and all information and documentation relating thereto. If the indemnifying party does not assume (or continue to diligently and competently prosecute) the defense of any such claim or litigation resulting therefrom in accordance with the terms hereof, the indemnified party may defend against such claim or litigation in such manner as it may deem appropriate (and the indemnifying party may participate at its own expense), including, but not limited to, settling such claim or litigation, after giving notice of the same to the indemnifying party but such settlement shall not be made without the prior written consent of the indemnifying party (which consent will not be unreasonably withheld) unless the indemnified party agrees that the indemnifying party is not liable for such claim under this Agreement.

         10.4. NOTICE. The parties hereto agree that in the event of any occurrence which may give rise to a claim by an indemnified party hereunder the indemnified party will give prompt notice thereof to the indemnifying party; PROVIDED, HOWEVER, that failure to timely give the notice provided in this Section shall not be a defense to the liability of the indemnifying party for such claim, but the indemnifying party may recover any actual damages arising from the indemnified party's failure to give such timely notice.

         10.5. WAIVER. The indemnified party agrees that it will not waive any statute of limitations or defense that would increase the liability of the indemnifying party hereunder without (except in connection with pending litigation in which the indemnifying party has not assumed the defense) the consent of the indemnifying party.

         10.6 ACCOUNTS RECEIVABLE. Buyer shall reduce the Deferred Payment by the amount by which Actual Accounts Receivable exceeds the sum of the amounts collected by the Buyer in satisfaction of the Actual Accounts Receivable by the later of the due date of such receivables or 120 calendar days after the Closing Date. The Buyer will make commercially reasonable efforts to collect the Actual Accounts Receivable during such 120 days. If the Deferred Payment has been depleted pursuant to this SECTION 10.6 or SECTIONS 1.4(s) or 10.7, the Sellers shall promptly pay such amount to the Buyer. In exchange for such reduction of the

Deferred Payment or payment, the Buyer shall assign to the Company any such uncollected Actual Accounts Receivable and all related documents. Amounts paid "on account" and not designated by the payor to be paid in satisfaction of specific invoices or clearly identifiable to specific invoices shall be presumed to have been paid in satisfaction of the payor's oldest obligation to the Company and shall be so applied on the books of the Buyer.

         10.7 PAYMENT. Until the Deferred Payment is delivered to the Company pursuant to SECTION 1.3(b), indemnification claims by the Buyer or its Affiliates shall be satisfied by the reduction of the Deferred Payment by the amount of such claim, PROVIDED, HOWEVER, the Buyer shall comply with the procedures set forth in SECTIONS 10.3 and 10.4 and the right of the Buyer and its Affiliates to assert and recover with respect to indemnity claims hereunder shall not be limited by the depletion or delivery to the Company of the Deferred Payment. If the Deferred Payment has been delivered to the Company pursuant to
SECTION 1.3(b) or depleted pursuant to this SECTION 10.7 or SECTIONS 1.4(d) or 10.6, the Sellers shall promptly pay the amount of such indemnity claims to the Buyer or its Affiliates. Notwithstanding anything to the contrary contained in
SECTION 1.3(b), the amount of any indemnification claims by the Buyer or its Affiliates of which the Company has received the notice specified in SECTION
10.4 as of or prior to the date on which the Deferred Payment is to be delivered to the Company pursuant to SECTION 1.3(b) shall be retained by the Buyer until such claims are satisfied out of such amount or otherwise resolved.

     11. MISCELLANEOUS PROVISIONS.

         11.1. JURISDICTION; AGENT FOR SERVICE. Legal proceedings commenced by any of the parties arising out of any of the transactions or obligations contemplated by this Agreement shall be brought in the federal courts, or in the absence of federal jurisdiction in state courts. The parties each agree that they will not challenge the jurisdiction of such courts located in the State of Utah. The parties irrevocably waive any objection that they now have or hereafter may have to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment against any of the parties in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of any of the parties therein described, or by appropriate proceedings under any applicable treaty or otherwise.

         11.2. CONSTRUCTION. This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of Utah.

         11.3. NOTICES. All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been duly given when delivered to the party to whom addressed or when sent by telegram, telex or wire (if promptly confirmed by registered or certified mail, return receipt requested, prepaid and addressed) to the parties, their successors in interest, or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

If to the Buyers:                       Oldcastle MMG, Inc.
                                        2350 South, 1900 West
                                        Ogden, Utah  84401
                                        Attention:  Rocky Woodruff
                                        Tel:     (801) 731-1111
                                        Fax:     (801) 731-8800

With copies to:                         Oldcastle Materials, Inc.
                                        3333 K Street, N.W.
                                        Suite 405
                                        Washington, DC  20007
                                        Attention:  Glenn Culpepper
                                        Tel:     (202) 625-2122
                                        Fax:     (202) 625-2153

                                        Gibson, Dunn & Crutcher LLP
                                        200 Park Avenue
                                        New York, New York  10166
                                        Attention:  Steven R. Shoemate, Esq.
                                        Tel:     (212) 351-4000
                                        Fax:     (212) 351-4035

If to the Sellers:                      U.S. Aggregates, Inc.
                                        147 West Election Road
                                        Suite 100
                                        Draper, Utah 84020
                                        Attention:  Stanford Springel, CEO
                                        Tel:     (801) 984-2516
                                        Fax:     (801) 984-2602

With a copy to:                         Baker, Donelson, Bearman & Caldwell
                                        1800 Republic Centre
                                        633 Chestnut Street
                                        Chattanooga, Tennessee  37450-1800
                                        Attention:  Louann P. Smith, Esq.
                                        Tel:     (423) 756-2010
                                        Fax:     (423) 756-3447

         11.4. PAYMENT OF EXPENSES. Except as set forth in Section 2.2(b), the Company shall pay any and all taxes arising out of the acquisition of the Operations, transfer of the Acquired Assets and the assumption of the Assumed Liabilities. Except as expressly provided to the contrary, the Buyers shall bear their own costs and expenses and the Sellers shall bear their own costs and expenses (including, without limitation, legal fees and expenses) incurred in negotiating, closing and carrying out the transactions contemplated by this Agreement. Real estate, business property and personal property taxes, rentals, payments, receipts and other fees and costs relating to the use of the Acquired Assets shall be prorated between the Company and the Buyer as of the Closing Date.

         11.5. ASSIGNMENT. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof nor any of the documents executed in connection herewith may be assigned by any party without the consent of the other parties hereto except that the Buyer shall have the right to assign all of its rights and obligations under this Agreement to any affiliate if such transferee corporation agrees to assume all of the Buyer's obligations under this Agreement, provided that such transfer shall not discharge the Buyer from its obligation hereunder unless the Sellers consent to such discharge, which consent shall not be unreasonably withheld. Nothing contained herein, expressed or implied, is intended to confer upon any person or entity other than the parties hereto and their successors in interest and permitted assignees any rights or remedies under or by reason of this Agreement unless so stated herein to the contrary.

         11.6. AMENDMENTS AND WAIVER. This Agreement and all Exhibits and Schedules hereto set forth the entire understanding of the parties and may be modified only by a written instrument duly executed by each party. Except as herein expressly provided to the contrary, no breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by the party who might assert such breach.

         11.7. SURVIVAL. The covenants, agreements, warranties and representations entered into or made pursuant to this Agreement shall be continuing and shall survive the Closing Date for a period through and including the applicable last day upon which the Buyer may seek indemnification for a breach of such covenant, agreement, warranty or representation under SECTION 10.

         11.8. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         11.9. HEADINGS. Headings in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

         11.10. ATTORNEYS' FEES. In the event that any action or proceeding, including arbitration, is commenced by any party hereto for the purpose of enforcing any provision of this Agreement, the parties to such action, proceeding or arbitration may receive as part of any award, judgment, decision or other resolution of such action, proceeding or arbitration their costs and reasonable attorneys' fees as determined by the person or body making such award, judgment, decision or resolution. Should any claim hereunder be settled short of the commencement of any such action or proceeding, including arbitration, the parties in such settlement shall be entitled to include as part of the damages alleged to have been incurred reasonable costs of attorneys or other professionals in investigating or counseling on such claim.

         11.11. BINDING NATURE OF AGREEMENT. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective executors, heirs, legal representations, successors and permitted assigns.

         11.12. SEVERABILITY. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

         11.13. SPECIFIC PERFORMANCE. Each of the parties acknowledges that the Acquired Assets and the Operations covered hereby are unique and that the parties will have no adequate remedy at law and may suffer irreparable damage if any party breaches any covenant contained herein or fail to perform any of their obligations under this Agreement. Accordingly, each of the parties agrees that the other party shall have the right, in addition to any other rights which it may have, to such specific performance and equitable injunctive relief if any other party shall fail or threaten to fail to perform any of their obligations under this Agreement.

         11.14. COMPLETE AGREEMENT. This Agreement, the Exhibits and Schedules hereto and the documents delivered or to be delivered pursuant to this Agreement contain or will contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and shall supersede all previous oral and written and all contemporaneous oral negotiations, commitments, and understandings.

         11.15. DRAFTING PRESUMPTION. Each party agrees that it participated in the drafting of this Agreement and, in the event that any dispute arises in the interpretation or construction of this Agreement, no presumption shall arise that either one party or the other drafted this Agreement.

                            (Signature page follows)

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.



                              OLDCASTLE MMG, INC.
                              a Utah corporation




                              By:      /s/ JOHN PARSON
                                       -----------------------------------------
                                       Name:  John Parson
                                       Title: Executive Vice President



                              OLDCASTLE MATERIALS, INC.
                              a Delaware corporation



                              By:      /s/ TOM HILL
                                       -----------------------------------------
                                       Name:  Tom Hill
                                       Title: Chief Executive Officer


                              MONROC, INC.
                              a Delaware corporation



                              By:      /s/ STANFORD SPRINGEL
                                       -----------------------------------------
                                       Name:  Stanford Springel
                                       Title: Vice President


                              U.S. AGGREGATES, INC.
                              a Delaware corporation


                              By:      /s/ STANFORD SPRINGEL
                                       -----------------------------------------
                                       Name:  Stanford Springel
                                       Title: Chief Executive Officer

                                   SCHEDULE A

--------------------------------------------------------------------------------------------------------------
                 PARCEL                         COUNTY                       TYPE OF FACILITY
--------------------------------------------------------------------------------------------------------------


         1.      Burley Plant (Magic Valley)    Minidoka                     Ready Mix Concrete Batch Plant
                 419 West Avenue 2nd North
                 Burley, Idaho 83318

         2.      Bellevue  Plant                Blaine                       Ready Mix Concrete Batch Plant
                 10716 Highway 75
                 Bellevue, Idaho 83340

         3.      Boise Plant, Eagle, Idaho      Ada                          Ready Mix Concrete Batch Plant
                 2755 East State Street                                      and Sand and Gravel Pit
                 Eagle Idaho 83616

         4.      Cottonwood Pit                 Lincoln                      Sand and Gravel Pit
                 Shoshone Pit
                 1520 North 500 East
                 Shoshone, Idaho

         5.      Ketchum, Idaho                 Blaine                       Ready Mix Concrete Batch Plant
                 826 Washington Avenue North
                 Ketchum, Idaho 83340

         6.      Middleton, Idaho               Canyon                       Sand and Gravel Pit
                 21250 Middleton Road
                 Caldwell, Idaho 83605

         7.      Twin Falls, Idaho              Twin Falls                   Ready Mix Concrete Batch Plant
                 Addison Avenue West
                 Twin Falls, Idaho 83303

         8.      Wendell, Idaho                 Gooding                      Ready Mix Concrete Batch Plant
                 799 South Wallis Street
                 Wendell, Idaho 83355

         9.      Amity Land - Boise, Idaho      Ada                          Ready Mix Concrete Batch Plant
                 155 Amity Road                                              and Wash Plant
                 Boise, Idaho 83716

         10.     Amity Pit - Boise, Idaho       Ada                          Sand and Gravel Pit
                 155 Amity Road
                 Boise, Idaho 83716

         11.     Nampa Plant - Nampa, Idaho     Canyon                       Ready Mix Concrete Batch Plant
                 2515 Chacartegui Lane
                 Nampa, Idaho 83687
----------------------------------------------------------------------------------------------------------------